SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 22 TO

                      REGISTRATION STATEMENT NUMBER 33-26844

                     American Express Investors Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

         200 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Eileen J. Newhouse - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-2772
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest at least $50 million in certain combinations of these certificates. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 22 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                     American Express Investors Certificate
                           Prospectus May 1, 2002
                           Provides high fixed rates
                           with capital preservation.


American                                                          (logo)
 Express(R)                                                       AMERICAN
Certificate                                                        EXPRESS

American Express Certificate Company (the Issuer or AECC), formerly IDS Certificate Company, issues American Express Investors Certificates. You may:

o  Purchase this certificate in any amount from $100,000 through $5 million.

o  Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:


American Express Certificate Company
Unit 557
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131


Distributor:

American Express Financial Advisors Inc.

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect May 1, 2002:


                 Simple         Actual compound          Effective
Term         interest rate*   yield for the term**   annualized yield***

1 month          0.360%            0.360%                 0.361%
2 month          0.400%            0.400%                 0.401%
3 month          0.470%            0.470%                 0.471%
6 month          0.699%            0.700%                 0.701%
12 month         1.277%            1.284%                 1.284%
24 month         1.277%            1.284%                 1.284%
36 month         1.277%            1.284%                 1.284%


  * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."
 ** Assuming monthly compounding for the number of months in the term and a
    $100,000 purchase.
*** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS
You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents

Initial Interest Rates                                2p
Risk Factors                                          2p

About the Certificate                                 5p
Read and Keep This Prospectus                         5p
Investment Amounts and Terms                          5p
Face Amount and Principal                             6p
Value at Maturity                                     6p
Receiving Cash During the Term                        6p
Interest                                              7p
Promotions and Pricing Flexibility                    7p
Rates for New Purchases                               8p
Rates for Future Terms                               11p
Additional Investments                               11p
Earning Interest                                     12p

How to Invest and Withdraw Funds                     12p
Buying Your Certificate                              12p
How to Make Investments at Term End                  13p
Full and Partial Withdrawals                         14p
When Your Certificate Term Ends                      15p
Transfers to Other Accounts                          16p
Transfer of Ownership                                16p
For More Information                                 16p
Giving Instructions and Written Notification         17p
Purchases by Bank Wire                               17p

Tax Treatment of Your Investment                     18p
Withholding Taxes                                    20p

How Your Money Is Used and Protected                 21p

Invested and Guaranteed by the Issuer                21p

Regulated by Government                              21p
Backed by Our Investments                            22p
Investment Policies                                  23p

How Your Money Is Managed                            26p
Relationship Between the Issuer and
   American Express Financial Corporation            26p
Capital Structure and Certificates Issued            27p
Investment Management and Services                   27p
Distribution                                         29p

Selling Agent Agreement
   American Express Bank International               29p
Other Selling Agents                                 31p

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3p   PROSPECTUS -- MAY 1,  2002

Transfer Agent                                       31p
Employment of Other American Express Affiliates      31p
Directors and Officers                               32p
Independent Auditors                                 36p

Appendix                                             37p


Annual Financial Information                         38p

Summary of Selected
   Financial Information                             38p
Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                             40p

American Express Certificate Company
   Responsibility for Preparation of
   Financial Statements                              47p

Report of Independent Auditors                       48p

Financial Statements                                 49p

Notes to Financial Statements                        55p


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4p   AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS
This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States.


INVESTMENT AMOUNTS AND TERMS
You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.




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5p   PROSPECTUS -- MAY 1,  2002

FACE AMOUNT AND PRINCIPAL
The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals  Face amount (initial investment)

plus             At the end of a term, interest credited to your account during the term
minus            Any interest paid to you in cash
plus             Any additional investments to your certificate
minus            Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

             $500,000      Face amount (initial investment)
plus         $  7,500      Interest credited to your account
minus        $     (0)     Interest paid to you in cash
plus         $250,000      Additional investment to your certificate
minus        $     (0)     Withdrawals and applicable penalties or fees
             --------
             $757,500      Principal at the beginning of the next term
             ========

VALUE AT MATURITY
You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM
If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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6p   AMERICAN EXPRESS INVESTORS CERTIFICATE

INTEREST
Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance  each day,
o  adding these daily amounts to get a monthly total, and
o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p   PROSPECTUS -- MAY 1,  2002

RATES FOR NEW PURCHASES
The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month          Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
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2 months         Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
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3 months         Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
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6 months         Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
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12 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
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24 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
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For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
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2 months         Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
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3 months         Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
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6 months         Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
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12 months        Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
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24 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

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8p   AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
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2 months         Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
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3 months         Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
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6 months         Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
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12 months        Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
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24 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
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For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month          Within a range of 210 basis points below to 110 basis points month LIBOR rate.
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2 months         Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
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3 months         Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
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6 months         Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
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12 months        Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
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24 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
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For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 5.60% and 6.60%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


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9p   PROSPECTUS -- MAY 1,  2002

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange Web site at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.


In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

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10p   AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR FUTURE TERMS
Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS
You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.


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11p   PROSPECTUS -- MAY 1,  2002

EARNING INTEREST
At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:


o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);
o  there are no more than 10 grantors of the trust;
o  all the grantors are neither citizens nor residents of the United States;
o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"
o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and
o  the trustee supplies AECC with appropriate tax documentation.


The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

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12p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies


o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire:

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.


If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o  Minimum amount you may wire: $25,000
o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.
o Purchases made by wire are accepted by AEFC only from banks located in the United States.
o Wire purchases are completed when wired payment is received and we accept the purchase.
o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.


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13p   PROSPECTUS -- MAY 1,  2002

FULL AND PARTIAL WITHDRAWALS
You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
o Full and partial withdrawals of principal are subject to penalties, described below.
o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.
o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.
o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,
o  then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

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14p   AMERICAN EXPRESS INVESTORS CERTIFICATE

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                             $1,000,000
Interest credited                                 20,000
                                                  ------
Total balance                                 $1,020,000
Requested check                               $  100,000
Credited interest withdrawn                   $  (20,000)
Withdrawal charge percent                             2%
Actual withdrawal charge                      $    1,600
Balance prior to withdrawal                   $1,020,000
Requested withdrawal check                      (100,000)
Withdrawal charge                                 (1,600)
                                                  ------
Total balance after withdrawal                $  918,400
                                              ==========

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.


For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.


WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.


The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.


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15p   PROSPECTUS -- MAY 1,  2002

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.


TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.


FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.


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16p   AMERICAN EXPRESS INVESTORS CERTIFICATE

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and
o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.


All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE
You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


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17p   PROSPECTUS -- MAY 1,  2002

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued new nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries. Individuals applying for benefits under a tax treaty may have additional requirements.

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with an address of foreign residency and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an

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18p   AMERICAN EXPRESS INVESTORS CERTIFICATE
appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the forms that follow in lieu of the W-8BEN.)


Form W-8ECI
(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States)
This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP
(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession.


Form W-8IMY
(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)
This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The new Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


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19p   PROSPECTUS -- MAY 1,  2002

WITHHOLDING TAXES

If you fail to provide us with a complete Form W-8 as required above, you will be subject to 30% backup withholding on interest payments and withdrawals from certificates.


Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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20p   AMERICAN EXPRESS INVESTORS CERTIFICATE

How Your Money Is Used  and Protected

INVESTED AND GUARANTEED BY THE ISSUER

The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $4.6 billion and a net worth in excess of $263 million on Dec. 31, 2001.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,
o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.


REGULATED BY GOVERNMENT
Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2001, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $418 million. The law requires us to use amortized cost for these

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21p   PROSPECTUS -- MAY 1,  2002
regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.


BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2001:


Type of investment                      Net amount invested

Corporate and other bonds                     38%
Government agency bonds                       48
Preferred stocks                               4
Mortgages                                      8
Cash and cash equivalents                      2

As of Dec. 31, 2001 about 98% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2001 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


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22p   AMERICAN EXPRESS INVESTORS CERTIFICATE

INVESTMENT POLICIES
In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities
Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2001, AECC held about 2% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.


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23p   PROSPECTUS -- MAY 1,  2002

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.


Real estate
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.


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24p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Financial transactions including hedges
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on the Issuer's ability to enter into financial transactions to manage the interest rate risk associated with the Issuer's assets and liabilities, but the Issuer does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


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25p   PROSPECTUS -- MAY 1,  2002

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION
The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2001, AEFC managed or administered investments, including its own, of more than $253 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 600 supervisory offices, more than 3,800 branch offices and more than 10,200 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.



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26p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and
o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED
The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2001, the Issuer had issued (in face amount) $85,900,891 of installment certificates and $1,851,545,013 of single payment certificates. As of Dec. 31, 2001, the Issuer had issued (in face amount) $13,831,161,154 of installment certificates and $23,235,188,761 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES
Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,
o  making specific investment recommendations,
o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


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27p   PROSPECTUS -- MAY 1,  2002

Advisory and services fee computation
                                           Percentage of
Included assets                          total book value
First $250 million                           0.750%
Next $250 million                            0.650
Next $250 million                            0.550
Next $250 million                            0.500
Any amount over $1 billion                   0.107


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.


Advisory and services fee for the past three years
                                          Percentage of
Year                Total fees            included assets

2001              $9,248,275                  0.24%
2000               8,778,883                  0.25
1999               8,691,974                  0.26

Estimated advisory and services fees for 2002 are $9,729,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o  costs incurred by us in connection with real estate and mortgages;
o  taxes;
o  depository and custodian fees;
o  brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o  fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o  expenses of customer settlements not attributable to sales function.

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28p   AMERICAN EXPRESS INVESTORS CERTIFICATE

DISTRIBUTION
Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,399,557 during the year ended Dec. 31, 2001. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $31,726,000 during 2002.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENT AMERICAN EXPRESS BANK INTERNATIONAL
Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:


o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;
o the aggregate reserve balance is invested for terms that average at least six months; and
o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.


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29p   PROSPECTUS -- MAY 1,  2002

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2001, AEBI had total assets of $576 million and total equity of $193 million.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

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30p   AMERICAN EXPRESS INVESTORS CERTIFICATE

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:


o  0.90% of the initial investment on the first day of the certificate's term;
   and
o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


TRANSFER AGENT
Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES
AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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31p   PROSPECTUS -- MAY 1,  2002

DIRECTORS AND OFFICERS
The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $34,000 during 2001 to directors not employed by AEFC.

Independent Board Members
---------------------------------- ----------------------------------------
Name, address, age                 Rodney P. Burwell
                                   7901 Xerxes Avenue South, Suite 201
                                   Bloomingtion, MN 55431
                                   Born in 1939
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              Chairman, Xerxes Corporation
during past 5 years                (fiberglass storage tanks)
---------------------------------- ----------------------------------------
Other directorships                Fairview Corporation, TCF Financial,
                                   IPI
---------------------------------- ----------------------------------------
Committee memberships              Dividend
---------------------------------- ----------------------------------------
Name, address, age                 Jean B. Keffeler
                                   3424 Zenith Avenue South
                                   Minneapolis, MN 55416
                                   Born in 1945
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              Retired business executive
during past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Thomas R. McBurney
                                   1700 Foshay Tower
                                   821 Marquette Ave.
                                   Minneapolis, MN 55402
                                   Born in 1938
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              President, McBurney Management Advisors
during past 5 years
---------------------------------- ----------------------------------------
Other directorships                The Valspar Corporation (paints),
                                   Wegner Corporation, Meritex
                                   Enterprises and Greenspring Corporation
---------------------------------- ----------------------------------------
Committee memberships              Dividend
---------------------------------- ----------------------------------------


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32p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Board Members Affiliated with the Issuer
---------------------------------- ----------------------------------------
Name, address, age                 Kent M. Bergene
                                   435 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1958
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since June 2001
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Products Group of
past 5 years                       AEFC, director - Variable Annuity
                                   Products,  actuary - Variable Assets
                                   Business Development
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Paula R. Meyer
                                   596 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1954
---------------------------------- ----------------------------------------
Position held with Registrant      Board member and president since 1998
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president and Managing Director -
past 5 years                       American Express Funds, vice president
                                   - AEFC, president - Piper Capital
                                   Management (PCM), director of
                                   marketing of PCM
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Dividend, Investment
---------------------------------- ----------------------------------------
Name, address, age                 Walter S. Berman
                                   50115 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1942
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since March 2002
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Senior Vice President and Corporate
past 5 years                       Treasurer - American Express Company
                                   (AMEX) since 2002. Acting Chief Financial
                                   Officer - AEFA since 2001. Various senior
                                   financial positions, including Treasurer of
                                   IBM, at other companies from 1996 to 2001.
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------

--------------------------------------------------------------------------------
33p    PROSPECTUS -- MAY 1,  2002

Executive Officers
---------------------------------- ----------------------------------------
Name, address, age                 Paula R. Meyer
                                   596 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1954
---------------------------------- ----------------------------------------
Position held with Registrant      Board member and president since 1998
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president and Managing Director -
past 5 years                       American Express Fund, vice president
                                   - AEFC, president - Piper Capital
                                   Management (PCM), director of
                                   marketing of PCM
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Dividend, Investment
---------------------------------- ----------------------------------------
Name, address, age                 Lorraine R. Hart
                                   53643 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1951
---------------------------------- ----------------------------------------
Position held with Registrant
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Investments
past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Investment
---------------------------------- ----------------------------------------
Name, address, age                 Eileen J. Newhouse
                                   50607 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1955
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president, general counsel, and
and length of service              secretary since March 2002
---------------------------------- ----------------------------------------
Principal occupations during       Vice President and Group Counsel - AEFC
past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------


--------------------------------------------------------------------------------
34p   AMERICAN EXPRESS INVESTORS CERTIFICATE

---------------------------------- ----------------------------------------
Name, address, age                 David L. Yowan
                                   40 Wall Street
                                   19th floor
                                   New York, NY 10004 (temporary)
                                   Born in 1957
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president and treasurer since
and length of service              April 2000
---------------------------------- ----------------------------------------
Principal occupations  during      Senior vice president and assistant
past 5 years                       treasurer - American Express Company,
                                   Senior portfolio and risk management
                                   officer - North American Consumer Bank
                                   of Citigroup
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Philip C. Wentzel
                                   805 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1961
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president and controller since
and length of service              2000
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Finance, Insurance
past 5 years                       Products of AEFC, vice president and
                                   controller of  IDS Life, Director of
                                   Financial Reporting and Analysis - IDS
                                   Life
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------

--------------------------------------------------------------------------------
35p    PROSPECTUS -- MAY 1,  2002

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS
A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 2001 and 2000 and for each of the years in the three-year period ended Dec. 31, 2001. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


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36p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings
Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.




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37p   PROSPECTUS -- MAY 1,  2002

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional comments.

Year Ended Dec. 31
($ thousands)                           2001          2000         1999        1998       1997
Statements of Operations Data
Investment income                    $261,523      $266,106     $254,344    $273,135   $258,232
Investment expenses                   101,228        87,523       77,235      76,811     70,137
                                      -------        ------       ------      ------     ------
Net investment income
  before provision for certificate
  reserves and income tax
  benefit (expense)                   160,295       178,583      177,109     196,324    188,095
Net provision for
  certificate reserves                155,387       155,461      138,555     167,108    165,136
                                      -------       -------      -------     -------    -------
Net investment income
  before income
  tax benefit (expense)                 4,908        23,122       38,554      29,216     22,959
Income tax
  benefit (expense)                     3,348           (14)      (4,615)        265      3,682
                                        -----           ---       ------         ---      -----
Net investment income                   8,256        23,108       33,939      29,481     26,641
                                        -----        ------       ------      ------     ------
Net realized (loss) gain on investments
  in securities of
  unaffiliated issuers
  before income taxes                 (92,375)      (10,110)       1,250       5,143        980
Income tax
  benefit (expense)                    32,331         3,539         (437)     (1,800)      (343)
                                       ------         -----         ----      ------       ----
Net realized (loss) gain
  on investments                      (60,044)       (6,571)         813       3,343        637
Net income -- wholly
  owned subsidiary                         --            --            4       1,646        328
Cumulative effect of
  accounting change                      (397)           --           --          --         --
                                       ------         -----         ----      ------       ----

Net (loss) income                    $(52,185)     $ 16,537     $ 34,756    $ 34,470   $ 27,606
                                     --------      --------     --------    --------   --------
Cash Dividends Declared
                                     $     --      $  5,000     $ 40,000    $ 29,500   $     --
                                     --------      --------     --------    --------   --------
Capital Dividends Declared
                                     $166,906      $     --     $     --    $     --   $     --
                                     --------      --------     --------    --------   --------
Capital Contributions
                                     $240,000      $     --     $     --    $     --   $     --
                                     --------      --------     --------    --------   --------


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38p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Year Ended Dec. 31 (cont.)
($ thousands)                          2001         2000        1999        1998          1997
Balance Sheet Data
Total assets                       $4,628,353    $4,032,745   $3,761,068   $3,834,244  $4,053,648
Certificate loans                      21,807        25,547       28,895       32,343      37,098
Certificate reserves                4,159,926     3,831,059    3,536,659    3,404,883   3,724,978
Stockholder's equity                  263,005       166,514      141,702      222,033     239,510
                                      -------       -------      -------      -------     -------

American Express Certificate Company (AECC) is 100% owned by American Express Financial Corporation (Parent).


--------------------------------------------------------------------------------
39p    PROSPECTUS -- MAY 1,  2002

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Results of operations
American Express Certificate Company's (AECC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities, as well as realized investment gains or losses. Changes in earnings' trends occur largely due to changes in the rates of return on investments, the rates of interest credited to certificate owner accounts, changes in the mix of fully taxable and tax-advantaged investments in the AECC portfolio and from the realization of investment gains or losses.

During 2001, total assets and certificate reserves increased $596 million and $329 million, respectively. The increase in total assets resulted primarily from capital contributions from Parent of $240 million, an increase in net unrealized appreciation on available-for-sale securities of $125 million and certificate payments exceeding certificate maturities and surrenders by $185 million. The increase in certificate reserves resulted primarily from interest accruals of $155 million and the total certificate payments being greater than the maturities and surrenders.

During 2000, total assets and certificate reserves increased $272 million and $294 million, respectively. The increase in total assets resulted primarily from certificate payments exceeding certificate maturities and surrenders. The increase in certificate reserves resulted primarily from interest accruals of $148 million and certificate sales exceeding certificate maturities and surrenders by $146 million.

2001 compared to 2000
Gross investment income decreased 1.7% due primarily to lower rates of return on invested assets, and adjustments to interest income on investments in certain structured securities.

Investment expenses increased 15.7% in 2001. The increase resulted primarily from higher interest rate swap expense of $17.6 million partially offset by lower index options expense.

The net provision for certificate reserves remained relatively flat to 2000 levels as lower accrual rates offset the impact from the growth in certificate reserves during 2001.

During 2001, AECC experienced net pretax realized losses on investments of $92.4 million vs. $10.1 million of pretax losses in 2000. The losses for the year are primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities.

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40p   AMERICAN EXPRESS INVESTORS CERTIFICATE

The write-downs of these investments are associated with AECC's decision to reduce its holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

The increase in income tax benefit resulted from lower pretax income, primarily due to the investment losses realized during 2001.

2000 compared to 1999
Gross investment income increased 4.6% due primarily to a higher average balance of invested assets.

Investment expenses increased 13.3% in 2000. The increase resulted primarily from the net of higher amortization of premiums paid for index options of $12.3 million and lower interest expense on interest rate swap and reverse repurchase agreements of $1.1 million and $.6 million, respectively.

Net provision for certificate reserves increased 12.2% due primarily to higher accrual rates and a higher average balance of certificate reserves during 2000.

The decrease in income tax benefit resulted primarily from less tax-advantaged investment income.

Liquidity and cash flow

AECC's principal sources of cash are receipts from sales of face-amount certificates and cash flows from investments. In turn, AECC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and dividend payments to its Parent.


Certificate sales continued strong in 2001 reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled $1.9 billion in 2001 compared to $1.5 billion in both 2000 and 1999. The higher certificate sales in 2001 over 2000 resulted primarily from special promotions of the seven-month term American Express Flexible Savings Certificate, which produced sales of $388 million in 2001. Certificate sales in 2000 compared to 1999 benefited from higher sales of the American Express Market Strategy Certificate and American Express Investors Certificate of $95 million and $118 million, respectively.

Certificate maturities and surrenders totaled $1.7 billion during 2001, compared to $1.5 billion in 2000 and $1.7 billion in 1999. The higher certificate maturities and surrenders in 2001, compared to 2000, resulted primarily from higher surrenders of American Express Flexible Savings Certificates.

AECC, as an issuer of face-amount certificates, is impacted whenever there is a significant change in interest rates. In view of the continued uncertainty in the investment markets and due to the short-term repricing nature of certificate


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41p   PROSPECTUS -- MAY 1,  2002
reserve liabilities, AECC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in intermediate-term bonds and mortgage-backed securities. In addition, AECC enters into interest rate swap contracts to hedge the risk of rising interest rates on a portion of the Certificate products.

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

At Dec. 31, 2001, approximately 1.7% of AECC's invested assets were below investment grade bonds, compared to 8.5% at Dec. 31, 2000. The industry-wide default rate on below investment grade bonds in 2001 increased over 2000 levels. As described earlier, AECC recognized approximately $57.1 million in losses on these below investment grade bonds, largely associated with AECC's decision to reduce its holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings. Additional investment security losses through 2002 are possible but the amount of any such losses is dependent on a number of factors and cannot be estimated at this time.* AECC's management believes that there will be no adverse impact on the certificate owners of any such losses.*

* Statements in this discussion and analysis of AECC's financial condition and results of operations marked with an asterisk are forward-looking statements, which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, changes in the industry-wide and AECC's default rate on below investment grade bonds over the next several months and beyond, changes in economic conditions, such as a recession or a substantial increase in prevailing interest rates, or other factors that could cause a slowdown in the economy, and changes in government regulation that affects the ability of issuers to repay their debt.

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42p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Debt securities that AECC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities AECC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available-for-sale and carried at fair value. The available-for-sale classification does not mean that AECC expects to sell these securities, but that these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to investments.

Due to changes to the rules for hedging investments, as described later, the transition provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, permitted held-to-maturity securities to be reclassified at the date of adoption to available-for-sale or trading. AECC adopted SFAS No. 133 effective Jan. 1, 2001 and reclassified all its held-to-maturity securities to available-for-sale.


At Dec. 31, 2001, securities classified as available-for-sale were carried at a fair market value of $4.1 billion. The fixed maturity securities comprise 88% of AECC's total invested assets. Of these securities, approximately 98% are of investment grade. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.


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43p   PROSPECTUS -- MAY 1,  2002

In 2001, available-for-sale securities sold had amortized cost and fair values of $1.8 billion and $1.7 billion, respectively.

In July 2000, the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The Company elected to early adopt the consensus as of Jan. 1, 2001. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. The consensus primarily affects certain structured securities. Although there was no significant impact resulting from the adoption of Issue 99-20, the Company holds structured securities that are accounted for under Issue 99-20.


During the fourth quarter of 2001, AECC paid a $167 million dividend to American Express Financial Corporation (AEFC) by transferring at book value certain Collateralized Debt Obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, AECC received $240 million in total cash as a capital contribution from AEFC during 2001.


Market risk and derivative financial instruments
The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

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44p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC primarily invests in intermediate-term and long-term fixed income securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate trading profits for its own account.

AECC's Investment Committee, which is comprised of senior business managers, meets regularly to review models projecting various interest rate scenarios and risk/return measures and their impact on AECC's profitability. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations.

Rates credited to certificate owners' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, AECC's margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk. AECC's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates.

On three series of certificates, interest is credited to the certificate owners' accounts based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these certain certificates, the company purchases and writes index call options on the major stock market index.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. See note 9 for further discussion of the Company's derivative and hedging activities.




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45p   PROSPECTUS -- MAY 1,  2002

The negative impact on AECC's pretax earnings of the 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models, to the book of business at Dec. 31, 2001 and 2000, would be approximately $2.2 million and $3.4 million for 2001 and 2000, respectively. The 10% decrease in a major stock market index level would have a minimal impact on AECC's pretax earnings as of Dec. 31, 2001 and 2000, because the income effect is a decrease in option income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate owners' accounts.

Ratios
The ratio of stockholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized holding gains/losses on investment securities (capital to asset ratio) at Dec. 31, 2001 and 2000, was 5.2% and 5.4%, respectively. Under an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum capital to asset ratio of 5.0%.

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46p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY FOR PREPARATION OF FINANCIAL STATEMENTS
The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States which are appropriate in the circumstances, and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting. The system is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

Internal control is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal controls over financial reporting.


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47p   PROSPECTUS -- MAY 1,  2002

Report of Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS
AMERICAN EXPRESS CERTIFICATE COMPANY

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 2001 and 2000, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2001 and 2000 by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                ERNST & YOUNG LLP

Minneapolis, Minnesota

January 25, 2002

Financial Statements

Balance Sheets, Dec. 31,

Assets

($ thousands)                                                      2001           2000
Qualified Assets (note 2)
Investments in unaffiliated issuers (notes 3, 4 and 10):
   Cash and cash equivalents                                  $   72,817     $   58,711
   Held-to-maturity securities                                        --        317,732
   Available-for-sale securities                               4,073,901      3,122,950
   First mortgage loans on real estate                           343,434        358,575
   Certificate loans -- secured by certificate reserves           21,807         25,547
Investments in and advances to affiliates                            422            422
                                                               ---------      ---------
Total investments                                              4,512,381      3,883,937
                                                               ---------      ---------
Receivables:
   Dividends and interest                                         38,298         47,901
   Investment securities sold                                     21,500          1,070
                                                               ---------      ---------
Total receivables                                                 59,798         48,971
                                                               ---------      ---------
Other (note 9)                                                    48,393         53,015
                                                               ---------      ---------
Total qualified assets                                         4,620,572      3,985,923
                                                               ---------      ---------
Other Assets
Deferred federal income taxes, net (note 8)                           --         30,501
Due from Parent for federal income taxes                              --          7,016
Deferred distribution fees and other                               7,781          9,305
                                                               ---------      ---------
Total other assets                                                 7,781         46,822
                                                               ---------      ---------
Total assets                                                  $4,628,353     $4,032,745
                                                              ==========     ==========

Balance Sheets, Dec. 31, (continued)

Liabilities and Stockholder's Equity

($ thousands, except share amounts)                                          2001           2000
Liabilities
Certificate Reserves (note 5):
   Installment certificates:
      Reserves to mature                                                $  193,175     $  215,971
      Additional credits and accrued interest                                5,082          7,088
      Advance payments and accrued interest                                    645            697
      Other                                                                     33             55
   Fully paid certificates:
      Reserves to mature                                                 3,900,824      3,537,832
      Additional credits and accrued interest                               59,948         69,155
   Due to unlocated certificate holders                                        219            261
                                                                         ---------      ---------
Total certificate reserves                                               4,159,926      3,831,059
                                                                         ---------      ---------
Accounts Payable and Accrued Liabilities:
   Due to Parent (note 7)                                                      878            771
   Due to Parent for federal income taxes                                    1,774             --
   Due to other affiliates (note 7)                                            587            730
   Deferred federal income taxes, net (note 8)                                 404             --
   Payable for investment securities purchased                             163,507          1,946
   Other (notes 9 and 10)                                                   38,272         31,725
                                                                         ---------      ---------
Total accounts payable and accrued liabilities                             205,422         35,172
                                                                         ---------      ---------
Total liabilities                                                        4,365,348      3,866,231
                                                                         ---------      ---------
Commitments (note 4)
Stockholder's Equity (notes 5 and 6)
Common stock, $10 par -- authorized and issued 150,000 shares                1,500          1,500
Additional paid-in capital                                                 383,844        143,844
Retained earnings (deficit):
   Appropriated for predeclared additional credits/interest                  1,123          2,684
   Appropriated for additional interest on advance payments                     15             15
   Unappropriated                                                         (146,593)        70,937
Accumulated other comprehensive income (loss) -- net of tax (note 1)        23,116        (52,466)
                                                                         ---------      ---------
Total stockholder's equity                                                 263,005        166,514
                                                                         ---------      ---------
Total liabilities and stockholder's equity                              $4,628,353     $4,032,745
                                                                        ==========     ==========

See notes to financial statements.

Statements of Operations

Year ended Dec. 31, ($ thousands)                                         2001          2000           1999
Investment Income
Interest income from unaffiliated investments:
   Bonds and notes                                                     $214,534      $204,923       $188,062
   Mortgage loans on real estate                                         25,133        26,675         27,294
   Certificate loans                                                      1,293         1,471          1,662
Dividends                                                                19,986        32,478         35,228
Other                                                                       577           559          2,098
                                                                        -------       -------        -------
Total investment income                                                 261,523       266,106        254,344
                                                                        -------       -------        -------
Investment Expenses
Parent and affiliated company fees (note 7):
   Distribution                                                          30,924        31,209         31,484
   Investment advisory and services                                       9,248         8,779          8,692
   Transfer agent                                                         3,161         3,300          3,572
   Depository                                                               285           254            238
Options (note 9)                                                         39,510        43,430         31,095
Repurchase agreements                                                        52           124            677
Interest rate swap agreements (note 9)                                   17,616            17          1,146
Other                                                                       432           410            331
                                                                        -------       -------        -------
Total investment expenses                                               101,228        87,523         77,235
                                                                        -------       -------        -------
Net investment income before provision for certificate
   reserves and income tax benefit (expense)                            160,295       178,583        177,109
                                                                        -------       -------        -------
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
   Provision for certificate reserves                                    10,321        12,599         11,493
   Interest on additional credits                                           597           714            874
   Interest on advance payments                                              34            33             33
Additional credits/interest authorized by AECC:
   On fully paid certificates                                           138,020       134,633        118,371
   On installment certificates                                            7,559         8,483          8,676
                                                                        -------       -------        -------
Total provision for certificate reserves before reserve recoveries      156,531       156,462        139,447
Reserve recoveries from terminations prior to maturity                   (1,144)       (1,001)          (892)
                                                                        -------       -------        -------
Net provision for certificate reserves                                  155,387       155,461        138,555
Net investment income before income tax benefit (expense)                 4,908        23,122         38,554
Income tax benefit (expense) (note 8)                                     3,348           (14)        (4,615)
                                                                        -------       -------        -------
Net investment income                                                     8,256        23,108         33,939
                                                                        -------       -------        -------
Net realized (loss) gain on investments
Securities of unaffiliated issuers before income tax expense            (92,375)      (10,110)         1,250
                                                                        -------       -------        -------
Income tax benefit (expense) (note 8):
   Current                                                               36,320          (537)        (1,151)
   Deferred                                                              (3,989)        4,076            714
                                                                        -------       -------        -------
Total income tax benefit (expense)                                       32,331         3,539           (437)
                                                                        -------       -------        -------
Net realized (loss) gain on investments                                 (60,044)       (6,571)           813
                                                                        -------       -------        -------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                     (397)           --             --
Net income -- wholly owned subsidiary                                        --            --              4
                                                                        -------       -------        -------
Net (loss) income                                                     $ (52,185)     $ 16,537       $ 34,756
                                                                      =========      ========       ========

See notes to financial statements.

Statements of Comprehensive Income (Loss)

Year ended Dec. 31, ($ thousands)                                                         2001          2000           1999
Net (loss) income                                                                       $(52,185)      $16,537      $  34,756
                                                                                        --------       -------      ---------
Other comprehensive income (loss) net of tax (note 1)
Cumulative effect of accounting change (note 1)                                           (2,187)           --             --
Unrealized gains (losses) on available-for-sale securities:
   Unrealized holding gains (losses) arising during year                                  19,959        21,840       (112,460)
   Income tax (expense) benefit                                                           (6,986)       (7,644)        39,361
                                                                                        --------       -------      ---------
   Net unrealized holding gains (losses) arising during the period                        12,973        14,196        (73,099)
                                                                                        --------       -------      ---------
   Reclassification adjustment for losses (gains) included in net income                 101,754        (1,417)        (3,058)
   Income tax (benefit) expense                                                          (35,614)          496          1,070
                                                                                        --------       -------      ---------
   Net reclassification adjustment for losses (gains) included in net income              66,139          (921)        (1,988)
                                                                                        --------       -------      ---------
Net unrealized gains (losses) on available-for-sale securities                            79,113        13,275        (75,087)
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                           (19,683)           --             --
   Income tax benefit                                                                      6,889            --             --
                                                                                        --------       -------      ---------
   Net unrealized holding losses arising during the period                               (12,794)           --             --
                                                                                        --------       -------      ---------
   Reclassification adjustment for losses included in net income                          17,616            --             --
   Income tax benefit                                                                     (6,166)           --             --
                                                                                        --------       -------      ---------
   Net reclassification adjustment for losses included in net loss                        11,450            --             --
                                                                                        --------       -------      ---------
Net unrealized (losses) on interest rate swaps                                            (1,344)           --             --
Net other comprehensive income (loss)                                                     75,582        13,275        (75,087)
                                                                                        --------       -------      ---------
Total comprehensive income (loss)                                                       $ 23,397       $29,812      $ (40,331)
                                                                                        ========       =======      =========

See notes to financial statements.

Statements of Stockholder's Equity

Year ended Dec. 31, ($ thousands)                                             2001          2000           1999
Common Stock
Balance at beginning and end of year                                        $   1,500      $  1,500       $  1,500
                                                                            ---------      --------       --------
Additional Paid-in Capital
Balance at beginning of year                                                $ 143,844      $143,844       $143,844
Contribution from Parent                                                      240,000            --             --
                                                                            ---------      --------       --------
Balance at end of year                                                      $ 383,844      $143,844       $143,844
                                                                            ---------      --------       --------
Retained Earnings
Appropriated for predeclared additional credits/interest (note 5)
Balance at beginning of year                                                $   2,684      $  2,879       $  3,710
Transferred to unappropriated retained earnings                                (1,561)         (195)          (831)
                                                                            ---------      --------       --------
Balance at end of year                                                      $   1,123      $  2,684       $  2,879
                                                                            ---------      --------       --------
Appropriated for additional interest on advance payments (note 5)
Balance at beginning of year                                                $      15      $     10       $     10
Transferred from unappropriated retained earnings                                  --             5             --
                                                                            ---------      --------       --------
Balance at end of year                                                      $      15      $     15       $     10
                                                                            ---------      --------       --------
Unappropriated (note 6)
Balance at beginning of year                                                $  70,937      $ 59,210       $ 63,623
Net (loss) income                                                             (52,185)       16,537         34,756
Transferred from appropriated retained earnings                                 1,561           190            831
Capital dividends declared                                                   (166,906)           --             --
Cash dividends declared                                                            --        (5,000)       (40,000)
                                                                            ---------      --------       --------
Balance at end of year                                                      $(146,593)     $ 70,937       $ 59,210
                                                                            ---------      --------       --------
Accumulated other comprehensive (loss) income -- net of tax (note 1)
Balance at beginning of year                                                $ (52,466)     $(65,741)      $  9,346
Net other comprehensive income (loss)                                          75,582        13,275        (75,087)
                                                                            ---------      --------       --------
Balance at end of year                                                      $  23,116      $(52,466)      $(65,741)
                                                                            ---------      --------       --------
Total stockholder's equity                                                  $ 263,005      $166,514       $141,702
                                                                            =========      ========       ========

See notes to financial statements.

Statements of Cash Flows

Year ended Dec. 31, ($ thousands)                                                     2001          2000           1999
Cash Flows from Operating Activities
Net (loss) income                                                                $   (52,185)  $    16,537    $    34,756
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
   Cumulative effect of accounting change, net of tax (note 1)                           397            --             --
   Net income of wholly owned subsidiary                                                  --            --             (4)
   Net provision for certificate reserves                                            155,387       155,461        138,555
   Interest income added to certificate loans                                           (820)         (914)        (1,037)
   Amortization of premiums/discounts-net                                             (1,483)       42,192         29,030
   Provision for deferred federal income taxes                                        (9,793)        4,940         (1,063)
   Net realized loss (gain) on investments before income taxes                        92,375        10,110         (1,250)
   Decrease (increase) in dividends and interest receivable                            9,603        (6,317)         4,995
   Decrease in deferred distribution fees                                              1,525         2,946          3,533
   Decrease (increase) in other assets                                                 4,622        (7,016)         1,082
   Increase (decrease) in other liabilities                                           14,001        (2,823)       (18,390)
                                                                                     -------       -------        -------
Net cash provided by operating activities                                            213,629       215,116        190,207
                                                                                     -------       -------        -------
Cash Flows from Investing Activities
Maturity and redemption of investments:
   Held-to-maturity securities                                                            --       138,150        134,907
   Available-for-sale securities                                                     704,877       447,643        426,257
   Other investments                                                                  30,307        68,877         73,387
Sale of investments:
   Held-to-maturity securities                                                            --         8,836             --
   Available-for-sale securities                                                     969,308       312,612        107,244
Certificate loan payments                                                              3,127         3,399          4,162
Purchase of investments:
   Held-to-maturity securities                                                            --          (161)        (6,785)
   Available-for-sale securities                                                  (2,274,412)   (1,250,487)      (554,270)
   Other investments                                                                 (54,927)      (49,460)      (102,183)
Certificate loan fundings                                                             (2,830)       (3,197)        (3,680)
                                                                                     -------       -------        -------
Net cash (used in) provided by investing activities                                 (624,550)     (323,788)        79,039
                                                                                     -------       -------        -------
Cash Flows from Financing Activities
Payments from certificate owners                                                   1,919,769     1,667,475      1,596,079
Proceeds from repurchase agreements                                                      500            --        123,500
Certificate maturities and cash surrenders                                        (1,734,742)   (1,517,178)    (1,662,239)
Payments under repurchase agreements                                                    (500)      (25,000)      (239,500)
Capital contribution from parent                                                     240,000            --             --
Dividends paid                                                                            --        (5,000)       (40,000)
                                                                                     -------       -------        -------
Net cash provided by (used in) financing activities                                  425,027       120,297       (222,160)
                                                                                     -------       -------        -------
Net increase in cash and cash equivalents                                             14,106        11,625         47,086
Cash and cash equivalents at beginning of year                                        58,711        47,086             --
                                                                                     -------       -------        -------
Cash and cash equivalents at end of year                                         $    72,817   $    58,711    $    47,086
                                                                                 ===========   ===========    ===========
Supplemental Disclosures Including Non-cash Transactions
Cash paid for income taxes                                                       $        --   $     2,558    $     9,233
Certificate maturities and surrenders through loan reductions                          4,263         4,060          4,003
                                                                                     -------       -------        -------

See notes to financial statements.

Notes to Financial Statements

($ in thousands unless indicated otherwise)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Express Certificate Company (AECC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc.'s (AEFA) (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. The Parent acts as investment advisor for AECC.

AECC currently offers ten types of certificates with specified maturities ranging from 10 to 20 years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, three types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

AECC's gross income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to AEFA.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation
The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments
The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Preferred stock dividend income
AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents
Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Investment securities
Debt securities that AECC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities AECC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as Available for sale are carried, net of deferred income taxes, as Accumulated other comprehensive income (loss) in Stockholder's Equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at fair value with the amount of adjustment included in income.

First mortgage loans on real estate
Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

AECC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates
Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC.

Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense
On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in Provision for certificate reserves.

Federal income taxes
AECC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of the Parent and its subsidiaries that the Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments
Effective Jan. 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments are further classified as either a cash flow hedge, a fair value hedge, or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. The adoption of SFAS No. 133 on Jan. 1, 2001, resulted in a cumulative after-tax reduction of $397 and $2,187 to earnings and other comprehensive income (OCI), respectively. See Note 9 for further discussion of the Company's derivative and hedging activities.

In July 2000, the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The Company elected to early adopt the consensus as of Jan. 1, 2001. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. The consensus primarily affects certain structured securities. Although there was no significant impact resulting from the adoption of Issue 99-20, the Company holds structured securities that are accounted for under Issue 99-20.

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS
Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4,152,437 and $3,829,659 at Dec. 31, 2001 and 2000,
respectively. AECC had Qualified Assets of $4,413,104 at Dec. 31, 2001 and $4,064,694 at Dec. 31, 2000, excluding net unrealized appreciation on Available-for-sale securities of $43,962 at Dec. 31, 2001, and unrealized depreciation of $80,717 at Dec. 31, 2000, respectively, and Payable for investment securities purchased of $163,507 and $1,946 at Dec. 31, 2001 and 2000, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets of AECC were deposited as follows:

                                                                        Dec. 31, 2001
                                                                            Required
                                                            Deposits        deposits       Excess
Deposits to meet certificate liability requirements:
States                                                     $      361     $      318      $     43
Central Depository                                          4,547,283      4,129,056       418,227
                                                            ---------      ---------       -------
Total                                                      $4,547,644     $4,129,374      $418,270
                                                           ----------     ----------      --------

                                                                         Dec. 31, 2001
                                                                            Required
                                                            Deposits        deposits       Excess
Deposits to meet certificate liability requirements:
States                                                     $      360     $      320      $     40
Central Depository                                          4,051,611      3,800,923       250,688
                                                            ---------      ---------       -------
Total                                                      $4,051,971     $3,801,243      $250,728
                                                           ----------     ----------      --------

The assets on deposit at Dec. 31, 2001 and 2000 consisted of securities having a deposit value of $3,955,748 and $3,589,196, respectively; mortgage loans of $343,434 and $358,575, respectively; and other assets of $248,462 and $104,200, respectively.

American Express Trust Company is the central depository for AECC. See note 7.

3. INVESTMENTS IN SECURITIES
Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates, discounted cash flows, and market data from independent brokers and financial files. The procedures are reviewed annually by management and the Board of Directors.

Because of changes to the rules for hedging investments, the transition provisions of SFAS No. 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. AECC reclassified all held-to-maturity securities to available-for-sale upon adoption.

A summary of Available-for-sale securities and Held-to-maturity securities at Dec. 31, is as follows:

                                                                        2001
                                                                 Gross         Gross
                                                 Amortized    unrealized    unrealized     Fair
                                                   cost          gains        losses       value
Available for sale:
U.S. Government and agencies obligations        $      361      $    24       $   --   $      385
Mortgage-backed securities                       2,136,070       23,121       10,059    2,149,132
State and municipal obligations                     10,893          563           --       11,456
Corporate debt securities                        1,683,198       38,660       12,992    1,708,866
Stated maturity preferred stock                    168,963        4,489          150      173,302
Perpetual preferred stock                           30,282          454          320       30,416
Common stock                                           172          172           --          344
                                                ----------      -------     --------   ----------
Total                                           $4,029,939      $67,483     $ 23,521   $4,073,901
                                                ----------      -------     --------   ----------

                                                                        2000
                                                                 Gross         Gross
                                                 Amortized    unrealized    unrealized     Fair
                                                   cost          gains        losses       value
Held to maturity:
U.S. Government and agencies obligations        $      161      $     8       $   --   $      169
Mortgage-backed securities                          12,604          160           --       12,764
Corporate debt securities                           35,794          713          662       35,845
Stated maturity preferred stock                    269,173        5,974        3,245      271,902
                                                ----------      -------     --------   ----------
Total                                           $  317,732      $ 6,855     $  3,907   $  320,680
                                                ----------      -------     --------   ----------
Available for sale:
U.S. Government and agencies obligations        $      199      $     6       $   --   $      205
Mortgage-backed securities                       1,106,998       15,747          822    1,121,923
State and municipal obligations                     17,911          370           --       18,281
Corporate debt securities                        1,902,799       13,715      106,327    1,810,187
Stated maturity preferred stock                     66,752          565        1,183       66,134
Perpetual preferred stock                          109,008          533        3,321      106,220
                                                ----------      -------     --------   ----------
Total                                           $3,203,667      $30,936     $111,653   $3,122,950
                                                ----------      -------     --------   ----------

The amortized cost and fair value of Available-for-sale securities, by contractual maturity at Dec. 31, 2001 are shown below. Cash flows may differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                                         Amortized       Fair
                                                           cost          value
Due within 1 year                                     $  399,669    $  405,687
Due after 1 year through 5 years                         957,911       981,500
Due after 5 years through 10 years                       276,864       273,693
Due after 10 years                                       228,971       233,129
                                                      ----------    ----------
                                                       1,863,415     1,894,009
Mortgage-backed securities                             2,136,070     2,149,132
Perpetual preferred stock                                 30,282        30,416
Common stock                                                 172           344
                                                      ----------    ----------
Total                                                 $4,029,939    $4,073,901
                                                      ----------    ----------

During the years ended Dec. 31, 2001 and 2000, there were no securities classified as trading securities. The proceeds from sales of Available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, were as follows:

                                            2001           2000          1999
Proceeds                                $1,694,615      $312,728      $105,112
Gross realized gains                        20,679         4,447         3,270
Gross realized losses                      111,864         3,136           195
                                        ----------      --------      --------

During the years ended Dec. 31, 2001, 2000 and 1999, AECC recognized losses of $81,292, $11,413, and $2,141, respectively, due to declines in the fair value of available-for-sale securities that were other than temporary. These amounts are reflected in Net realized loss on investments in the Statements of Operations.

Sales of Held-to-maturity securities, due to credit concerns and acceptance of a tender offer during the year ended Dec. 31, 2000 was as follows:

                                             2001          2000           1999
Amortized cost                               $--          $9,015           $--
Gross realized gains                          --              94            --
Gross realized losses                         --             273            --
                                        ----------      --------      --------

Investments in securities with fixed maturities comprised 88% and 87% of AECC's total invested assets at Dec. 31, 2001 and 2000, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:

Rating                                                       2001          2000
Aaa/AAA                                                       60%           44%
Aa/AA                                                          2             1
Aa/A                                                           1             1
A/A                                                           11            13
A/BBB                                                          4             3
Baa/BBB                                                       20            28
Below investment grade                                         2            10
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

Of the securities rated Aaa/AAA, 88% and 73% at Dec. 31, 2001 and 2000, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating agency. At Dec. 31, 2001 and 2000, approximately 11% and 13%, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts.

At Dec. 31, 2001 and 2000 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors as described previously.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

AECC's net losses for the year were primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities. The write-downs of these investments are associated with the company's decision to reduce the Company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE
At Dec. 31, 2001 and 2000, AECC's recorded investment in impaired mortgage loans was $nil and $155, respectively, and the reserve for loss on those amounts were $nil. During 2001, 2000, and 1999, the average recorded investment in impaired mortgage loans was $nil, $195 and $267, respectively.

AECC recognized $nil, $13, and $25 of interest income related to impaired mortgage loans for the years ended Dec. 31, 2001, 2000, and 1999, respectively.

The reserve for loss on mortgage loans increased to $1,935 on Dec. 31, 2001, from $744 at Dec. 31, 2000 and $511 at Dec. 31, 1999.

At Dec. 31, 2001 and 2000, approximately 8% and 9%, respectively, of AECC's invested assets were First mortgage loans on real estate. A summary of First mortgage loans on real estate by region and property type at Dec. 31, is as follows:

Region                                                       2001         2000
South Atlantic                                                20%           20%
West North Central                                            17            18
East North Central                                            15            16
Mountain                                                      17            16
West South Central                                            13            12
Pacific                                                        9             7
New England                                                    4             6
Middle Atlantic                                                5             5
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

Property Type                                                2001          2000
Office buildings                                              29%           28%
Retail/shopping centers                                       24            27
Apartments                                                    17            17
Industrial buildings                                          14            15
Other                                                         16            13
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

The carrying amounts and fair values of First mortgage loans on real estate at Dec. 31 are below. The fair values are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar maturities.

                                                          2001                     2000
                                                  Carrying      Fair        Carrying      Fair
                                                   amount       value        amount       value
First mortgage loans on real estate               $345,369     $348,873     $359,319     $356,283
Reserve for losses                                  (1,935)          --         (744)          --
                                                  --------     --------     --------     --------
Net first mortgage loans on
  real estate                                     $343,434     $348,873     $358,575     $356,283
                                                  --------     --------     --------     --------

At Dec. 31, 2001 and 2000, commitments for fundings of first mortgage loans, at market interest rates, aggregated $7,100 and $1,200, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

5. CERTIFICATE RESERVES
Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, were as follows:

                                                                  2001
                                                                 Average       Average
                                                                  gross      additional
                                                  Reserve      accumulation    credit
                                                  balance         rate          rate
Installment certificates:
Reserves to mature:
   With guaranteed rates                        $   14,367         3.50%         .50%
   Without guaranteed rates (A)                    178,808           --         3.94
Additional credits and accrued interest              5,082         3.18           --
Advance payments and accrued interest (C)              645         3.26          .21
Other                                                   33           --           --
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                           104,025         3.20          .24
   Without guaranteed rates (A) and (D)          3,796,799           --         2.71
Additional credits and accrued interest             59,948         3.12           --

Due to unlocated certificate holders                   219           --           --
                                                    ------         ----         ----
Total                                           $4,159,926
                                                ----------

                                                                  2000
                                                                 Average       Average
                                                                  gross      additional
                                                  Reserve      accumulation    credit
                                                  balance         rate          rate
Installment certificates:
Reserves to mature:
   With guaranteed rates                        $   16,217        3.50%        1.65%
   Without guaranteed rates (A)                    199,754           --         4.13
Additional credits and accrued interest              7,088         3.17           --
Advance payments and accrued interest (C)              697         3.22         1.93
Other                                                   55           --           --
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                           113,194         3.20         1.78
   Without guaranteed rates (A) and (D)          3,424,638           --         3.06
Additional credits and accrued interest             69,155         3.12           --
Due to unlocated certificate holders                   261           --           --
                                                    ------         ----         ----
Total                                           $3,831,059
                                                ----------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 2001, $1,123 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26%. AECC has increased the rate of accrual to 4.00% through April 30, 2003. An appropriation of retained earnings amounting to $15 has been made, which represents the estimated additional accrual that will result from the increase granted by AECC.

D) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 12 months and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 2001 and 2000 was $1,095,531 and $1,063,383, respectively.

E) Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at Dec. 31, consisted of the following:

                                                                 2001                         2000
                                                       Carrying        Fair         Carrying        Fair
                                                        amount         value         amount         value
Reserves with terms of one year or less               $3,867,493     $3,872,897     $3,576,811    $3,575,189
Other                                                    292,433        301,621        254,248       254,499
                                                         -------        -------        -------       -------
Total certificate reserves                             4,159,926      4,174,518      3,831,059     3,829,688
Unapplied certificate transactions                         2,152          2,152          1,255         1,255
Certificate loans and accrued interest                   (22,054)       (22,054)       (25,843)      (25,843)
                                                         -------        -------        -------       -------
Total                                                 $4,140,024     $4,154,616     $3,806,471    $3,805,100
                                                      ----------     ----------     ----------    ----------

6. DIVIDEND RESTRICTION
Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by AECC. This restriction has been removed for 2002 and 2003 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS ($ NOT IN THOUSANDS)
Investment advisory, joint facilities, technology support and treasury services

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of AECC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which AECC pays an outside service fee.

Distribution services
Fees payable to AEFA on sales of AECC's certificates are based upon terms of agreements giving AEFA the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFA may be lowered. For the promotion of the seven-month interest rate term American Express Flexible Savings Certificate which occurred March 7, 2001 to May 8, 2001 and Oct. 31, 2001 to Dec. 11, 2001, the distribution fee was lowered to 0.030% and 0.017%, respectively. For the promotion of the seven- and 13-month interest rate term Flexible Savings Certificate which occurred Aug. 4, 1999 to April 25, 2000, the distribution fee was lowered to 0.067%.

The Aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:

                                                                              Number of
                                                                             certificate
                                                                             years over
                                          Aggregate fees payable                which
                                                                             subsequent
                                                   First       Subsequent    years' fees
                                     Total         year           years      are payable
On sales effective April 30, 1997    $25.00         $2.50         $22.50         9
                                     ------         -----         ------         -

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625% of the purchase price at the time of issuance and 0.0625% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08% of the purchase price at the time of issuance and 0.08% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20% of the purchase price at time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165% of the initial payment on issue date of the certificate and 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFA, and American Express Market Strategy Certificates are paid at a rate of 0.90%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90%. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificate are paid at a rate of 1.00% of the initial investment on the first day of each certificate's term and 1.00% of the certificate's reserve at the beginning of each subsequent term.

Depository fees
The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account                    5 cents per $1,000 of assets on deposit
Transaction charge                                $20 per transaction
Security loan activity:
   Depositary Trust Company receive/deliver       $20 per transaction
   Physical receive/deliver                       $25 per transaction
   Exchange collateral                            $15 per transaction

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees
The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is 1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80% on an amount from $250,000 to $499,999, 0.65% on an amount from $500,000 to $999,999 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Transfer agent fees
The basis of computing Transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective Jan. 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends
The Company paid a $167 million dividend to its parent, American Express Financial Corporation by transferring at book value certain Collateralized Debt Obligation (CDO) securities owned by the Company. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust.

8. INCOME TAXES
Income tax benefit (expense) as shown in the Statements of Operations for the three years ended Dec. 31, consists of:

                                                          2001           2000          1999
Federal:
  Current                                               $26,007       $ 8,586        $(5,978)
  Deferred                                                9,792        (4,941)         1,063
                                                          -----        ------          -----
                                                         35,799         3,645         (4,915)
State                                                      (120)         (120)          (137)
                                                           ----          ----           ----
Total income tax benefit (expense)                      $35,679       $ 3,525        $(5,052)
                                                        -------       -------        -------

Income tax benefit (expense) differs from that computed by using the U.S.
Statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                                          2001           2000          1999
Federal tax benefit (expense) at U.S. statutory rate    $30,752       $(4,554)      $(13,932)
Dividend exclusion                                        4,971         8,064          8,730
Tax-exempt interest                                          41            82            264
Other, net                                                   35            53             23
                                                             --            --             --
Federal tax benefit (expense)                           $35,799       $ 3,645       $ (4,915)
                                                        -------       -------       --------

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's Deferred tax assets and Deferred tax liabilities as of Dec. 31, are as follows:

Deferred tax assets                                        2001          2000
Investment reserves                                     $13,723        $ 5,081
Certificate reserves                                      5,743          1,869
Investment unrealized losses                                 --         28,251
Investments                                                 546            646
Other, net                                                  160             18
                                                            ---             --
Total deferred tax assets                               $20,172        $35,865
                                                        -------        -------

Deferred tax liabilities
Investment unrealized gains                             $12,389         $   --
Deferred distribution fees                                2,721          3,255
Purchased/written call options                            5,227          1,523
Dividends receivable                                        196            543
Return of capital dividends                                  43             43
                                                             --             --
Total deferred tax liabilities                           20,576          5,364
                                                         ------          -----
Net deferred tax (liabilities) assets                   $  (404)       $30,501
                                                        -------        -------

AECC is required to establish a valuation allowance for any portion of the Deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the Deferred tax assets and, therefore, no such valuation allowance has been established.

9. DERIVATIVE FINANCIAL INSTRUMENTS
AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. The Company enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offered Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. The Company's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of rising interest rates on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay the counterparty to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in OCI. Amounts are reclassified from OCI to Investment expenses as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in Accounts payable and accrued liabilities on the balance sheet.

For the year ended Dec. 31, 2001, AECC recognized no losses on the derivatives as a result of ineffectiveness. During 2001, $17,616 of unrealized net losses accumulated in OCI were reclassified into earnings. An estimated $8,000 of the unrealized losses accumulated in OCI related to derivatives designated as cash flow hedges will be reclassified into earnings by Dec. 31, 2002. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is approximately one year.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate, that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in Other qualified assets and Accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives are included under Certificate reserves. The gains and losses on the options, futures and embedded derivative instruments are recognized in Investment expenses on the statement of operations.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, the cash flow and income effects of the derivatives are generally inverse to the effects of the underlying hedged transactions.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS
AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to Parent and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                                   2001                         2000
                                                          Carrying        Fair         Carrying        Fair
                                                            value         value          value         value
Financial assets:
  Assets for which carrying values
   approximate fair values                              $   132,303    $   132,303    $   107,309   $   107,309
  Investment securities (note 3)                          4,073,901      4,073,901      3,440,682     3,443,630
  First mortgage loans on real estate (note 4)              343,434        348,873        358,575       356,283
  Derivative financial instruments (note 9)                  48,393         48,393         53,015        33,108

Financial liabilities:
  Liabilities for which carrying values
   approximate fair values                                  179,080        179,080          4,516         4,516
  Certificate reserves (note 5)                           4,140,024      4,154,616      3,806,471     3,805,100
  Derivative financial instruments (note 9)                  32,558         32,558         27,822        15,996
                                                          ---------      ---------      ---------     ---------

Quick telephone reference*

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

* You may experience delays when call volumes are high.

(logo)
AMERICAN
EXPRESS


American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131


Distributed by

American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6037 T (5/02)

                     American Express Investors Certificate
                             Prospectus May 1, 2002
                            (for selected investors)
                            Provides high fixed rates
                            with capital preservation


 American
   Express
Certificates

(logo)
American
 Express

American Express Certificate Company (the Issuer or AECC), formerly IDS Certificate Company, issues American Express Investors Certificates. You may:

o Purchase this certificate in any amount from $100,000 through $5 million. In order to invest more you must receive prior authorization from the Issuer.
o  Select a term of one, two, three, six, 12, 24 or 36 months.
o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This prospectus is designed for selected persons who plan to invest at least $50 million in combinations of these certificates with authorization from the Issuer. Unless you plan to invest at least $50 million, you should discuss with your relationship manager whether this is the right prospectus for you.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:

American Express Certificate Company
Unit 557
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributor:

American Express Financial Advisors Inc.

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect May 1, 2002:


                 Simple          Actual compound          Effective
Term         interest rate*   yield for the term**   annualized yield***

1 month         0.360%              0.360%               0.361%
2 month         0.400%              0.400%               0.401%
3 month         0.470%              0.470%               0.471%
6 month         0.699%              0.700%               0.701%
12 month        1.277%              1.284%               1.284%
24 month        1.277%              1.284%               1.284%
36 month        1.277%              1.284%               1.284%


  * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."
 ** Assuming monthly compounding for the number of months in the term and a
    $100,000 purchase.
*** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS
You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

--------------------------------------------------------------------------------
2p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents

Initial Interest Rates                                2p

Risk Factors                                          2p

About the Certificate                                 5p

Read and Keep This Prospectus                         5p

Investment Amounts and Terms                          5p

Face Amount and Principal                             6p

Value at Maturity                                     6p

Receiving Cash During the Term                        6p

Interest                                              7p

Promotions and Pricing Flexibility                    7p

Rates for New Purchases                               8p

Rates for Future Terms                               11p

Additional Investments                               11p

Earning Interest                                     12p

How to Invest and Withdraw Funds                     12p

Buying Your Certificate                              12p

How to Make Investments at Term End                  13p

Full and Partial Withdrawals                         14p


When Your Certificate Term Ends                      15p

Transfers to Other Accounts                          16p

Transfer of Ownership                                16p

For More Information                                 16p

Giving Instructions and Written Notification         17p

Purchases by Bank Wire                               17p

Tax Treatment of Your Investment                     18p

Withholding Taxes                                    20p

How Your Money Is Used and Protected                 21p

Invested and Guaranteed by the Issuer                21p

Regulated by Government                              21p

Backed by Our Investments                            22p

Investment Policies                                  23p

How Your Money Is Managed                            26p

Relationship Between the Issuer and
   American Express Financial Corporation            26p

Capital Structure and Certificates Issued            27p

Investment Management and Services                   27p

Distribution                                         29p

Selling Agent Agreement
   American Express Bank International               29p

Other Selling Agents                                 31p

--------------------------------------------------------------------------------
3p    PROSPECTUS -- MAY 1, 2002

Transfer Agent                                       31p

Employment of Other American Express Affiliates      31p

Directors and Officers                               32p

Independent Auditors                                 36p

Appendix                                             37p

Annual Financial Information                         38p

Summary of Selected  Financial Information           38p

Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                             40p

American Express Certificate Company
   Responsibility for Preparation of
   Financial Statements                              47p

Report of Independent Auditors                       48p

Financial Statements                                 49p

Notes to Financial Statements                        55p


--------------------------------------------------------------------------------
4p   AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS
This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc and is offered to clients who are neither citizens nor residents of the United States.


INVESTMENT AMOUNTS AND TERMS
You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million. Unless you plan to invest at least $50 million in total, with at least $5 million (exclusive of interest) for a term of 12 months or longer, you should discuss with your relationship manager whether this is the right prospectus for you.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


--------------------------------------------------------------------------------
5p    PROSPECTUS -- MAY 1, 2002

FACE AMOUNT AND PRINCIPAL
The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals  Face amount (initial investment)

plus       At the end of a term, interest credited to your account during the term
minus      Any interest paid to you in cash
plus       Any additional investments to your certificate
minus      Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

           $500,000     Face amount (initial investment)
plus       $  7,500     Interest credited to your account
minus $          (0)    Interest paid to you in cash
plus       $250,000     Additional investment to your certificate
minus      $     (0)    Withdrawals and applicable penalties or fees
           --------
           $757,500     Principal at the beginning of the next term
           ========

VALUE AT MATURITY
You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM
If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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6p   AMERICAN EXPRESS INVESTORS CERTIFICATE

INTEREST
Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance  each day,
o  adding these daily amounts to get a monthly total, and
o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p    PROSPECTUS -- MAY 1, 2002

RATES FOR NEW PURCHASES
The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month          Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------


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8p   AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 130 basis points below to 30 basis
                 points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 130 basis points below to 30 basis
                 points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 130 basis points below to 30 basis
                 points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 130 basis points below to 30 basis
                 points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 130 basis points below to 30 basis
                 points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 110 basis points below to 10 basis
                 points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 110 basis points below to 10 basis
                 points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month          Within a range of 210 basis points below to 110 basis
                 points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months         Within a range of 210 basis points below to 110 basis
                 points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 210 basis points below to 110 basis
                 points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 210 basis points below to 110 basis
                 points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 210 basis points below to 110 basis
                 points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 190 basis points below to 90 basis
                  points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 190 basis points below to 90 basis
                 points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 6.50%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 5.60% and 6.60%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 6.15% and 7.15%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


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9p    PROSPECTUS -- MAY 1, 2002

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange Web site at www.cme.com.


Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.


In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

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10p   AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR FUTURE TERMS
Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS
You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.


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11p    PROSPECTUS -- MAY 1, 2002

EARNING INTEREST
At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:


o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);
o  there are no more than 10 grantors of the trust;
o  all the grantors are neither citizens nor residents of the United States;
o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"
o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and
o  the trustee supplies AECC with appropriate tax documentation.


The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.


Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

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12p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies


o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire:

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.


If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o  Minimum amount you may wire: $25,000
o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.
o Purchases made by wire are accepted by AEFC only from banks located in the United States.
o Wire purchases are completed when wired payment is received and we accept the purchase.
o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.


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13p    PROSPECTUS -- MAY 1, 2002

FULL AND PARTIAL WITHDRAWALS
You may receive all or part of your money at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
o Full and partial withdrawals of principal are subject to penalties, described below.
o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.
o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.
o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.
o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,
o  then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

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14p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                             $1,000,000
Interest credited                                 20,000
                                                  ------
Total balance                                 $1,020,000
Requested check                               $  100,000
Credited interest withdrawn                   $  (20,000)
Withdrawal charge percent                             2%
Actual withdrawal charge                      $    1,600
Balance prior to withdrawal                   $1,020,000
Requested withdrawal check                      (100,000)
Withdrawal charge                                 (1,600)
                                                  ------
Total balance after withdrawal                $  918,400
                                              ==========

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.


For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.


WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

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15p    PROSPECTUS -- MAY 1, 2002

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.


TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.


FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.


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16p   AMERICAN EXPRESS INVESTORS CERTIFICATE

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and
o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.


All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE
You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.


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17p    PROSPECTUS -- MAY 1, 2002

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.


While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued new nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries. Individuals applying for benefits under a tax treaty may have additional requirements.

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with an address of foreign residency and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an

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18p   AMERICAN EXPRESS INVESTORS CERTIFICATE
appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the forms that follow in lieu of the W-8BEN.)


Form W-8ECI
(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States)
This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP
(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.


Form W-8IMY
(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The new Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


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19p    PROSPECTUS -- MAY 1, 2002

WITHHOLDING TAXES

If you fail to provide us with a complete Form W-8 as required above, you will be subject to 30% backup withholding on interest payments and withdrawals from certificates.


Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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20p   AMERICAN EXPRESS INVESTORS CERTIFICATE

How Your Money Is Used  and Protected

INVESTED AND GUARANTEED BY THE ISSUER

The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $4.6 billion and a net worth in excess of $263 million on Dec. 31, 2001.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,
o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.


Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.


REGULATED BY GOVERNMENT
Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2001, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $418 million. The law requires us to use amortized cost for these

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21p    PROSPECTUS -- MAY 1, 2002
regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.


BACKED BY OUR INVESTMENTS

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2001:


Type of investment                      Net amount invested

Corporate and other bonds                      38%
Government agency bonds                        48
Preferred stocks                                4
Mortgages                                       8
Cash and cash equivalents                       2

As of Dec. 31, 2001 about 98% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2001 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


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22p   AMERICAN EXPRESS INVESTORS CERTIFICATE

INVESTMENT POLICIES
In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities
Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2001, AECC held about 2% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.


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23p    PROSPECTUS -- MAY 1, 2002

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.


Real estate
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.


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24p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Financial transactions including hedges
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on the Issuer's ability to enter into financial transactions to manage the interest rate risk associated with the Issuer's assets and liabilities, but the Issuer does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


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25p    PROSPECTUS -- MAY 1, 2002

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION
The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2001, AEFC managed or administered investments, including its own, of more than $253 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 600 supervisory offices, more than 3,800 branch offices and more than 10,200 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


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26p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and
o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 2001, the Issuer had issued (in face amount) $85,900,891 of installment certificates and $1,851,545,013 of single payment certificates. As of Dec. 31, 2001, the Issuer had issued (in face amount) $13,831,161,154 of installment certificates and $23,235,188,761 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES
Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,
o  making specific investment recommendations,
o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


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27p    PROSPECTUS -- MAY 1, 2002

Advisory and services fee computation
                                           Percentage of
Included assets                          total book value
First $250 million                            0.750%
Next $250 million                             0.650
Next $250 million                             0.550
Next $250 million                             0.500
Any amount over $1 billion                    0.107


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.


Advisory and services fee for the past three years
                                           Percentage of
Year                Total fees            included assets

2001              $9,248,275                  0.24%
2000               8,778,883                  0.25
1999               8,691,974                  0.26

Estimated advisory and services fees for 2002 are $9,729,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o  costs incurred by us in connection with real estate and mortgages;
o  taxes;
o  depository and custodian fees;
o  brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o  fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o  expenses of customer settlements not attributable to sales function.

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28p   AMERICAN EXPRESS INVESTORS CERTIFICATE

DISTRIBUTION
Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,399,557 during the year ended Dec. 31, 2001. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $31,726,000 during 2002.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENT AMERICAN EXPRESS BANK INTERNATIONAL
Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:


o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;
o the aggregate reserve balance is invested for terms that average at least six months; and
o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.


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29p    PROSPECTUS -- MAY 1, 2002

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2001, AEBI had total assets of $576 million and total equity of $193 million.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

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30p   AMERICAN EXPRESS INVESTORS CERTIFICATE

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:


o  0.90% of the initial investment on the first day of the certificate's term;
   and
o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.


TRANSFER AGENT
Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES
AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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31p    PROSPECTUS -- MAY 1, 2002

DIRECTORS AND OFFICERS
The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $34,000 during 2001 to directors not employed by AEFC.

Independent Board Members
---------------------------------- ----------------------------------------
Name, address, age                 Rodney P. Burwell
                                   7901 Xerxes Avenue South, Suite 201
                                   Bloomingtion, MN 55431
                                   Born in 1939
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              Chairman, Xerxes Corporation
during past 5 years                (fiberglass storage tanks)
---------------------------------- ----------------------------------------
Other directorships                Fairview Corporation, TCF Financial,
                                   IPI
---------------------------------- ----------------------------------------
Committee memberships              Dividend
---------------------------------- ----------------------------------------
Name, address, age                 Jean B. Keffeler
                                   3424 Zenith Avenue South
                                   Minneapolis, MN 55416
                                   Born in 1945
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              Retired business executive
during past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Thomas R. McBurney
                                   1700 Foshay Tower
                                   821 Marquette Ave.
                                   Minneapolis, MN 55402
                                   Born in 1938
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since 1999
and length of service
---------------------------------- ----------------------------------------
Principal occupations              President, McBurney Management Advisors
during past 5 years
---------------------------------- ----------------------------------------
Other directorships                The Valspar Corporation (paints),
                                   Wegner Corporation, Meritex
                                   Enterprises and Greenspring Corporation
---------------------------------- ----------------------------------------
Committee memberships              Dividend
---------------------------------- ----------------------------------------


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32p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Board Members Affiliated with the Issuer
---------------------------------- ----------------------------------------
Name, address, age                 Kent M. Bergene
                                   435 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1958
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since June 2001
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Products Group of
past 5 years                       AEFC, director - Variable Annuity
                                   Products,  actuary - Variable Assets
                                   Business Development
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Paula R. Meyer
                                   596 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1954
---------------------------------- ----------------------------------------
Position held with Registrant      Board member and president since 1998
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president and Managing Director -
past 5 years                       American Express Funds, vice president
                                   - AEFC, president - Piper Capital
                                   Management (PCM), director of
                                   marketing of PCM
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Dividend, Investment
---------------------------------- ----------------------------------------
Name, address, age                 Walter S. Berman
                                   50115 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1942
---------------------------------- ----------------------------------------
Position held with Registrant      Board member since March 2002
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Senior Vice President and Corporate
past 5 years                       Treasurer - American Express Company
                                   (AMEX) since 2002. Acting Chief Financial
                                   Officer - AEFA since 2001. Various senior
                                   financial positions, including Treasurer of
                                   IBM, at other companies from 1996 to 2001.
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------

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33p    PROSPECTUS -- MAY 1, 2002

Executive Officers
---------------------------------- ----------------------------------------
Name, address, age                 Paula R. Meyer
                                   596 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1954
---------------------------------- ----------------------------------------
Position held with Registrant      Board member and president since 1998
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president and Managing Director -
past 5 years                       American Express Fund, vice president
                                   - AEFC, president - Piper Capital
                                   Management (PCM), director of
                                   marketing of PCM
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Dividend, Investment
---------------------------------- ----------------------------------------
Name, address, age                 Lorraine R. Hart
                                   53643 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1951
---------------------------------- ----------------------------------------
Position held with Registrant
and length of service
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Investments
past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships              Investment
---------------------------------- ----------------------------------------
Name, address, age                 Eileen J. Newhouse
                                   50607 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1955
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president, general counsel, and
and length of service              secretary since March 2002
---------------------------------- ----------------------------------------
Principal occupations during       Vice President and Group Counsel - AEFC
past 5 years
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------


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34p   AMERICAN EXPRESS INVESTORS CERTIFICATE

---------------------------------- ----------------------------------------
Name, address, age                 David L. Yowan
                                   40 Wall Street
                                   19th floor
                                   New York, NY 10004 (temporary)
                                   Born in 1957
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president and treasurer since
and length of service              April 2000
---------------------------------- ----------------------------------------
Principal occupations  during      Senior vice president and assistant
past 5 years                       treasurer - American Express Company,
                                   Senior portfolio and risk management
                                   officer - North American Consumer Bank
                                   of Citigroup
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------
Name, address, age                 Philip C. Wentzel
                                   805 AXP Financial Center
                                   Minneapolis, MN 55474
                                   Born in 1961
---------------------------------- ----------------------------------------
Position held with Registrant      Vice president and controller since
and length of service              2000
---------------------------------- ----------------------------------------
Principal occupations  during      Vice president - Finance, Insurance
past 5 years                       Products of AEFC, vice president and
                                   controller of  IDS Life, Director of
                                   Financial Reporting and Analysis - IDS
                                   Life
---------------------------------- ----------------------------------------
Other directorships
---------------------------------- ----------------------------------------
Committee memberships
---------------------------------- ----------------------------------------

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35p    PROSPECTUS -- MAY 1, 2002

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS
A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 2001 and 2000 and for each of the years in the three-year period ended Dec. 31, 2001. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.



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36p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings
Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.



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37p    PROSPECTUS -- MAY 1, 2002

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION
The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional comments.

Year Ended Dec. 31
($ thousands)                           2001          2000         1999        1998       1997
Statements of Operations Data
Investment income                    $261,523      $266,106     $254,344    $273,135   $258,232
Investment expenses                   101,228        87,523       77,235      76,811     70,137
                                      -------        ------       ------      ------     ------
Net investment income
  before provision for certificate
  reserves and income tax
  benefit (expense)                   160,295       178,583      177,109     196,324    188,095
Net provision for
  certificate reserves                155,387       155,461      138,555     167,108    165,136
                                      -------       -------      -------     -------    -------
Net investment income
  before income
  tax benefit (expense)                 4,908        23,122       38,554      29,216     22,959
Income tax
  benefit (expense)                     3,348           (14)      (4,615)        265      3,682
                                        -----           ---       ------         ---      -----
Net investment income                   8,256        23,108       33,939      29,481     26,641
                                        -----        ------       ------      ------     ------
Net realized (loss) gain on investments
  in securities of
  unaffiliated issuers
  before income taxes                 (92,375)      (10,110)       1,250       5,143        980
Income tax
  benefit (expense)                    32,331         3,539         (437)     (1,800)      (343)
                                       ------         -----         ----      ------       ----
Net realized (loss) gain
  on investments                      (60,044)       (6,571)         813       3,343        637
Net income -- wholly
  owned subsidiary                         --            --            4       1,646        328
Cumulative effect of
  accounting change                      (397)           --           --          --         --
                                       ------         -----         ----      ------       ----
Net (loss) income                    $(52,185)     $ 16,537     $ 34,756    $ 34,470   $ 27,606
                                     --------      --------     --------    --------   --------
Cash Dividends Declared
                                     $     --      $  5,000     $ 40,000    $ 29,500   $     --
                                     --------      --------     --------    --------   --------
Capital Dividends Declared
                                     $166,906      $     --     $     --    $     --   $     --
                                     --------      --------     --------    --------   --------
Capital Contributions
                                     $240,000      $     --     $     --    $     --   $     --
                                     --------      --------     --------    --------   --------

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38p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Year Ended Dec. 31 (cont.)
($ thousands)                          2001         2000        1999        1998          1997
Balance Sheet Data
Total assets                       $4,628,353    $4,032,745   $3,761,068   $3,834,244  $4,053,648
Certificate loans                      21,807        25,547       28,895       32,343      37,098
Certificate reserves                4,159,926     3,831,059    3,536,659    3,404,883   3,724,978
Stockholder's equity                  263,005       166,514      141,702      222,033     239,510
                                      -------       -------      -------      -------     -------

American Express Certificate Company (AECC) is 100% owned by American Express Financial Corporation (Parent).


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39p    PROSPECTUS -- MAY 1, 2002

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Results of operations
American Express Certificate Company's (AECC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities, as well as realized investment gains or losses. Changes in earnings' trends occur largely due to changes in the rates of return on investments, the rates of interest credited to certificate owner accounts, changes in the mix of fully taxable and tax-advantaged investments in the AECC portfolio and from the realization of investment gains or losses.

During 2001, total assets and certificate reserves increased $596 million and $329 million, respectively. The increase in total assets resulted primarily from capital contributions from Parent of $240 million, an increase in net unrealized appreciation on available-for-sale securities of $125 million and certificate payments exceeding certificate maturities and surrenders by $185 million. The increase in certificate reserves resulted primarily from interest accruals of $155 million and the total certificate payments being greater than the maturities and surrenders.

During 2000, total assets and certificate reserves increased $272 million and $294 million, respectively. The increase in total assets resulted primarily from certificate payments exceeding certificate maturities and surrenders. The increase in certificate reserves resulted primarily from interest accruals of $148 million and certificate sales exceeding certificate maturities and surrenders by $146 million.

2001 compared to 2000
Gross investment income decreased 1.7% due primarily to lower rates of return on invested assets, and adjustments to interest income on investments in certain structured securities.

Investment expenses increased 15.7% in 2001. The increase resulted primarily from higher interest rate swap expense of $17.6 million partially offset by lower index options expense.

The net provision for certificate reserves remained relatively flat to 2000 levels as lower accrual rates offset the impact from the growth in certificate reserves during 2001.

During 2001, AECC experienced net pretax realized losses on investments of $92.4 million vs. $10.1 million of pretax losses in 2000. The losses for the year are primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities.

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40p   AMERICAN EXPRESS INVESTORS CERTIFICATE

The write-downs of these investments are associated with AECC's decision to reduce its holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

The increase in income tax benefit resulted from lower pretax income, primarily due to the investment losses realized during 2001.

2000 compared to 1999
Gross investment income increased 4.6% due primarily to a higher average balance of invested assets.

Investment expenses increased 13.3% in 2000. The increase resulted primarily from the net of higher amortization of premiums paid for index options of $12.3 million and lower interest expense on interest rate swap and reverse repurchase agreements of $1.1 million and $.6 million, respectively.

Net provision for certificate reserves increased 12.2% due primarily to higher accrual rates and a higher average balance of certificate reserves during 2000.

The decrease in income tax benefit resulted primarily from less tax-advantaged investment income.

Liquidity and cash flow

AECC's principal sources of cash are receipts from sales of face-amount certificates and cash flows from investments. In turn, AECC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and dividend payments to its Parent.


Certificate sales continued strong in 2001 reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled $1.9 billion in 2001 compared to $1.5 billion in both 2000 and 1999. The higher certificate sales in 2001 over 2000 resulted primarily from special promotions of the seven-month term American Express Flexible Savings Certificate, which produced sales of $388 million in 2001. Certificate sales in 2000 compared to 1999 benefited from higher sales of the American Express Market Strategy Certificate and American Express Investors Certificate of $95 million and $118 million, respectively.

Certificate maturities and surrenders totaled $1.7 billion during 2001, compared to $1.5 billion in 2000 and $1.7 billion in 1999. The higher certificate maturities and surrenders in 2001, compared to 2000, resulted primarily from higher surrenders of American Express Flexible Savings Certificates.

AECC, as an issuer of face-amount certificates, is impacted whenever there is a significant change in interest rates. In view of the continued uncertainty in the investment markets and due to the short-term repricing nature of certificate


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41p    PROSPECTUS -- MAY 1, 2002
reserve liabilities, AECC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in intermediate-term bonds and mortgage-backed securities. In addition, AECC enters into interest rate swap contracts to hedge the risk of rising interest rates on a portion of the Certificate products.

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

At Dec. 31, 2001, approximately 1.7% of AECC's invested assets were below investment grade bonds, compared to 8.5% at Dec. 31, 2000. The industry-wide default rate on below investment grade bonds in 2001 increased over 2000 levels. As described earlier, AECC recognized approximately $57.1 million in losses on these below investment grade bonds, largely associated with AECC's decision to reduce its holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings. Additional investment security losses through 2002 are possible but the amount of any such losses is dependent on a number of factors and cannot be estimated at this time.* AECC's management believes that there will be no adverse impact on the certificate owners of any such losses.*

* Statements in this discussion and analysis of AECC's financial condition and results of operations marked with an asterisk are forward-looking statements, which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, changes in the industry-wide and AECC's default rate on below investment grade bonds over the next several months and beyond, changes in economic conditions, such as a recession or a substantial increase in prevailing interest rates, or other factors that could cause a slowdown in the economy, and changes in government regulation that affects the ability of issuers to repay their debt.

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42p   AMERICAN EXPRESS INVESTORS CERTIFICATE

Debt securities that AECC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities AECC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available-for-sale and carried at fair value. The available-for-sale classification does not mean that AECC expects to sell these securities, but that these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to investments.

Due to changes to the rules for hedging investments, as described later, the transition provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, permitted held-to-maturity securities to be reclassified at the date of adoption to available-for-sale or trading. AECC adopted SFAS No. 133 effective Jan. 1, 2001 and reclassified all its held-to-maturity securities to available-for-sale.


At Dec. 31, 2001, securities classified as available-for-sale were carried at a fair market value of $4.1 billion. The fixed maturity securities comprise 88% of AECC's total invested assets. Of these securities, approximately 98% are of investment grade. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.


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43p    PROSPECTUS -- MAY 1, 2002

In 2001, available-for-sale securities sold had amortized cost and fair values of $1.8 billion and $1.7 billion, respectively.

In July 2000, the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The Company elected to early adopt the consensus as of Jan. 1, 2001. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. The consensus primarily affects certain structured securities. Although there was no significant impact resulting from the adoption of Issue 99-20, the Company holds structured securities that are accounted for under Issue 99-20.


During the fourth quarter of 2001, AECC paid a $167 million dividend to American Express Financial Corporation (AEFC) by transferring at book value certain Collateralized Debt Obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, AECC received $240 million in total cash as a capital contribution from AEFC during 2001.


Market risk and derivative financial instruments
The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

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44p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC primarily invests in intermediate-term and long-term fixed income securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate trading profits for its own account.

AECC's Investment Committee, which is comprised of senior business managers, meets regularly to review models projecting various interest rate scenarios and risk/return measures and their impact on AECC's profitability. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations.

Rates credited to certificate owners' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, AECC's margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk. AECC's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates.

On three series of certificates, interest is credited to the certificate owners' accounts based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these certain certificates, the company purchases and writes index call options on the major stock market index.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. See note 9 for further discussion of the Company's derivative and hedging activities.


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45p    PROSPECTUS -- MAY 1, 2002

The negative impact on AECC's pretax earnings of the 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models, to the book of business at Dec. 31, 2001 and 2000, would be approximately $2.2 million and $3.4 million for 2001 and 2000, respectively. The 10% decrease in a major stock market index level would have a minimal impact on AECC's pretax earnings as of Dec. 31, 2001 and 2000, because the income effect is a decrease in option income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate owners' accounts.

Ratios
The ratio of stockholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized holding gains/losses on investment securities (capital to asset ratio) at Dec. 31, 2001 and 2000, was 5.2% and 5.4%, respectively. Under an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum capital to asset ratio of 5.0%.

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46p   AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY FOR PREPARATION OF FINANCIAL STATEMENTS
The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States which are appropriate in the circumstances, and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting. The system is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

Internal control is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal controls over financial reporting.


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47p    PROSPECTUS -- MAY 1, 2002

Report of Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS
AMERICAN EXPRESS CERTIFICATE COMPANY

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 2001 and 2000, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2001 and 2000 by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                ERNST & YOUNG LLP

Minneapolis, Minnesota

January 25, 2002

Financial Statements

Balance Sheets, Dec. 31,

Assets

($ thousands)                                                      2001           2000
Qualified Assets (note 2)
Investments in unaffiliated issuers (notes 3, 4 and 10):
   Cash and cash equivalents                                  $   72,817     $   58,711
   Held-to-maturity securities                                        --        317,732
   Available-for-sale securities                               4,073,901      3,122,950
   First mortgage loans on real estate                           343,434        358,575
   Certificate loans -- secured by certificate reserves           21,807         25,547
Investments in and advances to affiliates                            422            422
                                                               ---------      ---------
Total investments                                              4,512,381      3,883,937
                                                               ---------      ---------
Receivables:
   Dividends and interest                                         38,298         47,901
   Investment securities sold                                     21,500          1,070
                                                               ---------      ---------
Total receivables                                                 59,798         48,971
                                                               ---------      ---------
Other (note 9)                                                    48,393         53,015
                                                               ---------      ---------
Total qualified assets                                         4,620,572      3,985,923
                                                               ---------      ---------
Other Assets
Deferred federal income taxes, net (note 8)                           --         30,501
Due from Parent for federal income taxes                              --          7,016
Deferred distribution fees and other                               7,781          9,305
                                                               ---------      ---------
Total other assets                                                 7,781         46,822
                                                               ---------      ---------
Total assets                                                  $4,628,353     $4,032,745
                                                              ==========     ==========

Balance Sheets, Dec. 31, (continued)

Liabilities and Stockholder's Equity

($ thousands, except share amounts)                                          2001           2000
Liabilities
Certificate Reserves (note 5):
   Installment certificates:
      Reserves to mature                                                $  193,175     $  215,971
      Additional credits and accrued interest                                5,082          7,088
      Advance payments and accrued interest                                    645            697
      Other                                                                     33             55
   Fully paid certificates:
      Reserves to mature                                                 3,900,824      3,537,832
      Additional credits and accrued interest                               59,948         69,155
   Due to unlocated certificate holders                                        219            261
                                                                         ---------      ---------
Total certificate reserves                                               4,159,926      3,831,059
                                                                         ---------      ---------
Accounts Payable and Accrued Liabilities:
   Due to Parent (note 7)                                                      878            771
   Due to Parent for federal income taxes                                    1,774             --
   Due to other affiliates (note 7)                                            587            730
   Deferred federal income taxes, net (note 8)                                 404             --
   Payable for investment securities purchased                             163,507          1,946
   Other (notes 9 and 10)                                                   38,272         31,725
                                                                         ---------      ---------
Total accounts payable and accrued liabilities                             205,422         35,172
                                                                         ---------      ---------
Total liabilities                                                        4,365,348      3,866,231
                                                                         ---------      ---------
Commitments (note 4)
Stockholder's Equity (notes 5 and 6)
Common stock, $10 par -- authorized and issued 150,000 shares                1,500          1,500
Additional paid-in capital                                                 383,844        143,844
Retained earnings (deficit):
   Appropriated for predeclared additional credits/interest                  1,123          2,684
   Appropriated for additional interest on advance payments                     15             15
   Unappropriated                                                         (146,593)        70,937
Accumulated other comprehensive income (loss) -- net of tax (note 1)        23,116        (52,466)
                                                                         ---------      ---------
Total stockholder's equity                                                 263,005        166,514
                                                                         ---------      ---------
Total liabilities and stockholder's equity                              $4,628,353     $4,032,745
                                                                        ==========     ==========

See notes to financial statements.

Statements of Operations

Year ended Dec. 31, ($ thousands)                                         2001          2000           1999
Investment Income
Interest income from unaffiliated investments:
   Bonds and notes                                                     $214,534      $204,923       $188,062
   Mortgage loans on real estate                                         25,133        26,675         27,294
   Certificate loans                                                      1,293         1,471          1,662
Dividends                                                                19,986        32,478         35,228
Other                                                                       577           559          2,098
                                                                        -------       -------        -------
Total investment income                                                 261,523       266,106        254,344
                                                                        -------       -------        -------
Investment Expenses
Parent and affiliated company fees (note 7):
   Distribution                                                          30,924        31,209         31,484
   Investment advisory and services                                       9,248         8,779          8,692
   Transfer agent                                                         3,161         3,300          3,572
   Depository                                                               285           254            238
Options (note 9)                                                         39,510        43,430         31,095
Repurchase agreements                                                        52           124            677
Interest rate swap agreements (note 9)                                   17,616            17          1,146
Other                                                                       432           410            331
                                                                        -------       -------        -------
Total investment expenses                                               101,228        87,523         77,235
                                                                        -------       -------        -------
Net investment income before provision for certificate
   reserves and income tax benefit (expense)                            160,295       178,583        177,109
                                                                        -------       -------        -------
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
   Provision for certificate reserves                                    10,321        12,599         11,493
   Interest on additional credits                                           597           714            874
   Interest on advance payments                                              34            33             33
Additional credits/interest authorized by AECC:
   On fully paid certificates                                           138,020       134,633        118,371
   On installment certificates                                            7,559         8,483          8,676
                                                                        -------       -------        -------
Total provision for certificate reserves before reserve recoveries      156,531       156,462        139,447
Reserve recoveries from terminations prior to maturity                   (1,144)       (1,001)          (892)
                                                                        -------       -------        -------
Net provision for certificate reserves                                  155,387       155,461        138,555
Net investment income before income tax benefit (expense)                 4,908        23,122         38,554
Income tax benefit (expense) (note 8)                                     3,348           (14)        (4,615)
                                                                        -------       -------        -------
Net investment income                                                     8,256        23,108         33,939
                                                                        -------       -------        -------
Net realized (loss) gain on investments
Securities of unaffiliated issuers before income tax expense            (92,375)      (10,110)         1,250
                                                                        -------       -------        -------
Income tax benefit (expense) (note 8):
   Current                                                               36,320          (537)        (1,151)
   Deferred                                                              (3,989)        4,076            714
                                                                        -------       -------        -------
Total income tax benefit (expense)                                       32,331         3,539           (437)
                                                                        -------       -------        -------
Net realized (loss) gain on investments                                 (60,044)       (6,571)           813
                                                                        -------       -------        -------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                     (397)           --             --
Net income -- wholly owned subsidiary                                        --            --              4
                                                                        -------       -------        -------
Net (loss) income                                                     $ (52,185)     $ 16,537       $ 34,756
                                                                      =========      ========       ========

See notes to financial statements.

Statements of Comprehensive Income (Loss)

Year ended Dec. 31, ($ thousands)                                                         2001          2000           1999
Net (loss) income                                                                       $(52,185)      $16,537      $  34,756
                                                                                        --------       -------      ---------
Other comprehensive income (loss) net of tax (note 1)
Cumulative effect of accounting change (note 1)                                           (2,187)           --             --
Unrealized gains (losses) on available-for-sale securities:
   Unrealized holding gains (losses) arising during year                                  19,959        21,840       (112,460)
   Income tax (expense) benefit                                                           (6,986)       (7,644)        39,361
                                                                                        --------       -------      ---------
   Net unrealized holding gains (losses) arising during the period                        12,973        14,196        (73,099)
                                                                                        --------       -------      ---------
   Reclassification adjustment for losses (gains) included in net income                 101,754        (1,417)        (3,058)
   Income tax (benefit) expense                                                          (35,614)          496          1,070
                                                                                        --------       -------      ---------
   Net reclassification adjustment for losses (gains) included in net income              66,139          (921)        (1,988)
                                                                                        --------       -------      ---------
Net unrealized gains (losses) on available-for-sale securities                            79,113        13,275        (75,087)
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                           (19,683)           --             --
   Income tax benefit                                                                      6,889            --             --
                                                                                        --------       -------      ---------
   Net unrealized holding losses arising during the period                               (12,794)           --             --
                                                                                        --------       -------      ---------
   Reclassification adjustment for losses included in net income                          17,616            --             --
   Income tax benefit                                                                     (6,166)           --             --
                                                                                        --------       -------      ---------
   Net reclassification adjustment for losses included in net loss                        11,450            --             --
                                                                                        --------       -------      ---------
Net unrealized (losses) on interest rate swaps                                            (1,344)           --             --
Net other comprehensive income (loss)                                                     75,582        13,275        (75,087)
                                                                                        --------       -------      ---------
Total comprehensive income (loss)                                                       $ 23,397       $29,812      $ (40,331)
                                                                                        ========       =======      =========

See notes to financial statements.

Statements of Stockholder's Equity

Year ended Dec. 31, ($ thousands)                                             2001          2000           1999
Common Stock
Balance at beginning and end of year                                        $   1,500      $  1,500       $  1,500
                                                                            ---------      --------       --------
Additional Paid-in Capital
Balance at beginning of year                                                $ 143,844      $143,844       $143,844
Contribution from Parent                                                      240,000            --             --
                                                                            ---------      --------       --------
Balance at end of year                                                      $ 383,844      $143,844       $143,844
                                                                            ---------      --------       --------
Retained Earnings
Appropriated for predeclared additional credits/interest (note 5)
Balance at beginning of year                                                $   2,684      $  2,879       $  3,710
Transferred to unappropriated retained earnings                                (1,561)         (195)          (831)
                                                                            ---------      --------       --------
Balance at end of year                                                      $   1,123      $  2,684       $  2,879
                                                                            ---------      --------       --------
Appropriated for additional interest on advance payments (note 5)
Balance at beginning of year                                                $      15      $     10       $     10
Transferred from unappropriated retained earnings                                  --             5             --
                                                                            ---------      --------       --------
Balance at end of year                                                      $      15      $     15       $     10
                                                                            ---------      --------       --------
Unappropriated (note 6)
Balance at beginning of year                                                $  70,937      $ 59,210       $ 63,623
Net (loss) income                                                             (52,185)       16,537         34,756
Transferred from appropriated retained earnings                                 1,561           190            831
Capital dividends declared                                                   (166,906)           --             --
Cash dividends declared                                                            --        (5,000)       (40,000)
                                                                            ---------      --------       --------
Balance at end of year                                                      $(146,593)     $ 70,937       $ 59,210
                                                                            ---------      --------       --------
Accumulated other comprehensive (loss) income -- net of tax (note 1)
Balance at beginning of year                                                $ (52,466)     $(65,741)      $  9,346
Net other comprehensive income (loss)                                          75,582        13,275        (75,087)
                                                                            ---------      --------       --------
Balance at end of year                                                      $  23,116      $(52,466)      $(65,741)
                                                                            ---------      --------       --------
Total stockholder's equity                                                  $ 263,005      $166,514       $141,702
                                                                            =========      ========       ========

See notes to financial statements.

Statements of Cash Flows

Year ended Dec. 31, ($ thousands)                                                     2001          2000           1999
Cash Flows from Operating Activities
Net (loss) income                                                                $   (52,185)  $    16,537    $    34,756
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
   Cumulative effect of accounting change, net of tax (note 1)                           397            --             --
   Net income of wholly owned subsidiary                                                  --            --             (4)
   Net provision for certificate reserves                                            155,387       155,461        138,555
   Interest income added to certificate loans                                           (820)         (914)        (1,037)
   Amortization of premiums/discounts-net                                             (1,483)       42,192         29,030
   Provision for deferred federal income taxes                                        (9,793)        4,940         (1,063)
   Net realized loss (gain) on investments before income taxes                        92,375        10,110         (1,250)
   Decrease (increase) in dividends and interest receivable                            9,603        (6,317)         4,995
   Decrease in deferred distribution fees                                              1,525         2,946          3,533
   Decrease (increase) in other assets                                                 4,622        (7,016)         1,082
   Increase (decrease) in other liabilities                                           14,001        (2,823)       (18,390)
                                                                                     -------       -------        -------
Net cash provided by operating activities                                            213,629       215,116        190,207
                                                                                     -------       -------        -------
Cash Flows from Investing Activities
Maturity and redemption of investments:
   Held-to-maturity securities                                                            --       138,150        134,907
   Available-for-sale securities                                                     704,877       447,643        426,257
   Other investments                                                                  30,307        68,877         73,387
Sale of investments:
   Held-to-maturity securities                                                            --         8,836             --
   Available-for-sale securities                                                     969,308       312,612        107,244
Certificate loan payments                                                              3,127         3,399          4,162
Purchase of investments:
   Held-to-maturity securities                                                            --          (161)        (6,785)
   Available-for-sale securities                                                  (2,274,412)   (1,250,487)      (554,270)
   Other investments                                                                 (54,927)      (49,460)      (102,183)
Certificate loan fundings                                                             (2,830)       (3,197)        (3,680)
                                                                                     -------       -------        -------
Net cash (used in) provided by investing activities                                 (624,550)     (323,788)        79,039
                                                                                     -------       -------        -------
Cash Flows from Financing Activities
Payments from certificate owners                                                   1,919,769     1,667,475      1,596,079
Proceeds from repurchase agreements                                                      500            --        123,500
Certificate maturities and cash surrenders                                        (1,734,742)   (1,517,178)    (1,662,239)
Payments under repurchase agreements                                                    (500)      (25,000)      (239,500)
Capital contribution from parent                                                     240,000            --             --
Dividends paid                                                                            --        (5,000)       (40,000)
                                                                                     -------       -------        -------
Net cash provided by (used in) financing activities                                  425,027       120,297       (222,160)
                                                                                     -------       -------        -------
Net increase in cash and cash equivalents                                             14,106        11,625         47,086
Cash and cash equivalents at beginning of year                                        58,711        47,086             --
                                                                                     -------       -------        -------
Cash and cash equivalents at end of year                                         $    72,817   $    58,711    $    47,086
                                                                                 ===========   ===========    ===========
Supplemental Disclosures Including Non-cash Transactions
Cash paid for income taxes                                                       $        --   $     2,558    $     9,233
Certificate maturities and surrenders through loan reductions                          4,263         4,060          4,003
                                                                                     -------       -------        -------

See notes to financial statements.

Notes to Financial Statements

($ in thousands unless indicated otherwise)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Express Certificate Company (AECC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc.'s (AEFA) (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. The Parent acts as investment advisor for AECC.

AECC currently offers ten types of certificates with specified maturities ranging from 10 to 20 years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, three types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

AECC's gross income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to AEFA.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation
The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments
The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Preferred stock dividend income
AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents
Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Investment securities
Debt securities that AECC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities AECC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as Available for sale are carried, net of deferred income taxes, as Accumulated other comprehensive income (loss) in Stockholder's Equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at fair value with the amount of adjustment included in income.

First mortgage loans on real estate
Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

AECC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates
Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC.

Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense
On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in Provision for certificate reserves.

Federal income taxes
AECC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of the Parent and its subsidiaries that the Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments
Effective Jan. 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments are further classified as either a cash flow hedge, a fair value hedge, or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. The adoption of SFAS No. 133 on Jan. 1, 2001, resulted in a cumulative after-tax reduction of $397 and $2,187 to earnings and other comprehensive income (OCI), respectively. See Note 9 for further discussion of the Company's derivative and hedging activities.

In July 2000, the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The Company elected to early adopt the consensus as of Jan. 1, 2001. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. The consensus primarily affects certain structured securities. Although there was no significant impact resulting from the adoption of Issue 99-20, the Company holds structured securities that are accounted for under Issue 99-20.

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS
Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4,152,437 and $3,829,659 at Dec. 31, 2001 and 2000,
respectively. AECC had Qualified Assets of $4,413,104 at Dec. 31, 2001 and $4,064,694 at Dec. 31, 2000, excluding net unrealized appreciation on Available-for-sale securities of $43,962 at Dec. 31, 2001, and unrealized depreciation of $80,717 at Dec. 31, 2000, respectively, and Payable for investment securities purchased of $163,507 and $1,946 at Dec. 31, 2001 and 2000, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets of AECC were deposited as follows:

                                                                        Dec. 31, 2001
                                                                            Required
                                                            Deposits        deposits       Excess
Deposits to meet certificate liability requirements:
States                                                     $      361     $      318      $     43
Central Depository                                          4,547,283      4,129,056       418,227
                                                            ---------      ---------       -------
Total                                                      $4,547,644     $4,129,374      $418,270
                                                           ----------     ----------      --------

                                                                         Dec. 31, 2000
                                                                            Required
                                                            Deposits        deposits       Excess
Deposits to meet certificate liability requirements:
States                                                     $      360     $      320      $     40
Central Depository                                          4,051,611      3,800,923       250,688
                                                            ---------      ---------       -------
Total                                                      $4,051,971     $3,801,243      $250,728
                                                           ----------     ----------      --------

The assets on deposit at Dec. 31, 2001 and 2000 consisted of securities having a deposit value of $3,955,748 and $3,589,196, respectively; mortgage loans of $343,434 and $358,575, respectively; and other assets of $248,462 and $104,200, respectively.

American Express Trust Company is the central depository for AECC. See note 7.

3. INVESTMENTS IN SECURITIES
Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates, discounted cash flows, and market data from independent brokers and financial files. The procedures are reviewed annually by management and the Board of Directors.

Because of changes to the rules for hedging investments, the transition provisions of SFAS No. 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. AECC reclassified all held-to-maturity securities to available-for-sale upon adoption.

A summary of Available-for-sale securities and Held-to-maturity securities at Dec. 31, is as follows:

                                                                        2001
                                                                 Gross         Gross
                                                 Amortized    unrealized    unrealized     Fair
                                                   cost          gains        losses       value
Available for sale:
U.S. Government and agencies obligations        $      361      $    24       $   --   $      385
Mortgage-backed securities                       2,136,070       23,121       10,059    2,149,132
State and municipal obligations                     10,893          563           --       11,456
Corporate debt securities                        1,683,198       38,660       12,992    1,708,866
Stated maturity preferred stock                    168,963        4,489          150      173,302
Perpetual preferred stock                           30,282          454          320       30,416
Common stock                                           172          172           --          344
                                                ----------      -------     --------   ----------
Total                                           $4,029,939      $67,483     $ 23,521   $4,073,901
                                                ----------      -------     --------   ----------

                                                                        2000
                                                                 Gross         Gross
                                                 Amortized    unrealized    unrealized     Fair
                                                   cost          gains        losses       value
Held to maturity:
U.S. Government and agencies obligations        $      161      $     8       $   --   $      169
Mortgage-backed securities                          12,604          160           --       12,764
Corporate debt securities                           35,794          713          662       35,845
Stated maturity preferred stock                    269,173        5,974        3,245      271,902
                                                ----------      -------     --------   ----------
Total                                           $  317,732      $ 6,855     $  3,907   $  320,680
                                                ----------      -------     --------   ----------
Available for sale:
U.S. Government and agencies obligations        $      199      $     6       $   --   $      205
Mortgage-backed securities                       1,106,998       15,747          822    1,121,923
State and municipal obligations                     17,911          370           --       18,281
Corporate debt securities                        1,902,799       13,715      106,327    1,810,187
Stated maturity preferred stock                     66,752          565        1,183       66,134
Perpetual preferred stock                          109,008          533        3,321      106,220
                                                ----------      -------     --------   ----------
Total                                           $3,203,667      $30,936     $111,653   $3,122,950
                                                ----------      -------     --------   ----------

The amortized cost and fair value of Available-for-sale securities, by contractual maturity at Dec. 31, 2001 are shown below. Cash flows may differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                                         Amortized       Fair
                                                           cost          value
Due within 1 year                                     $  399,669    $  405,687
Due after 1 year through 5 years                         957,911       981,500
Due after 5 years through 10 years                       276,864       273,693
Due after 10 years                                       228,971       233,129
                                                      ----------    ----------
                                                       1,863,415     1,894,009
Mortgage-backed securities                             2,136,070     2,149,132
Perpetual preferred stock                                 30,282        30,416
Common stock                                                 172           344
                                                      ----------    ----------
Total                                                 $4,029,939    $4,073,901
                                                      ----------    ----------

During the years ended Dec. 31, 2001 and 2000, there were no securities classified as trading securities. The proceeds from sales of Available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, were as follows:

                                            2001           2000          1999
Proceeds                                $1,694,615      $312,728      $105,112
Gross realized gains                        20,679         4,447         3,270
Gross realized losses                      111,864         3,136           195
                                        ----------      --------      --------

During the years ended Dec. 31, 2001, 2000 and 1999, AECC recognized losses of $81,292, $11,413, and $2,141, respectively, due to declines in the fair value of available-for-sale securities that were other than temporary. These amounts are reflected in Net realized loss on investments in the Statements of Operations.

Sales of Held-to-maturity securities, due to credit concerns and acceptance of a tender offer during the year ended Dec. 31, 2000 was as follows:

                                             2001          2000           1999
Amortized cost                               $--          $9,015           $--
Gross realized gains                          --              94            --
Gross realized losses                         --             273            --
                                        ----------      --------      --------

Investments in securities with fixed maturities comprised 88% and 87% of AECC's total invested assets at Dec. 31, 2001 and 2000, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:

Rating                                                       2001          2000
Aaa/AAA                                                       60%           44%
Aa/AA                                                          2             1
Aa/A                                                           1             1
A/A                                                           11            13
A/BBB                                                          4             3
Baa/BBB                                                       20            28
Below investment grade                                         2            10
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

Of the securities rated Aaa/AAA, 88% and 73% at Dec. 31, 2001 and 2000, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating agency. At Dec. 31, 2001 and 2000, approximately 11% and 13%, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts.

At Dec. 31, 2001 and 2000 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors as described previously.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

AECC's net losses for the year were primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities. The write-downs of these investments are associated with the company's decision to reduce the Company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE
At Dec. 31, 2001 and 2000, AECC's recorded investment in impaired mortgage loans was $nil and $155, respectively, and the reserve for loss on those amounts were $nil. During 2001, 2000, and 1999, the average recorded investment in impaired mortgage loans was $nil, $195 and $267, respectively.

AECC recognized $nil, $13, and $25 of interest income related to impaired mortgage loans for the years ended Dec. 31, 2001, 2000, and 1999, respectively.

The reserve for loss on mortgage loans increased to $1,935 on Dec. 31, 2001, from $744 at Dec. 31, 2000 and $511 at Dec. 31, 1999.

At Dec. 31, 2001 and 2000, approximately 8% and 9%, respectively, of AECC's invested assets were First mortgage loans on real estate. A summary of First mortgage loans on real estate by region and property type at Dec. 31, is as follows:

Region                                                       2001         2000
South Atlantic                                                20%           20%
West North Central                                            17            18
East North Central                                            15            16
Mountain                                                      17            16
West South Central                                            13            12
Pacific                                                        9             7
New England                                                    4             6
Middle Atlantic                                                5             5
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

Property Type                                                2001          2000
Office buildings                                              29%           28%
Retail/shopping centers                                       24            27
Apartments                                                    17            17
Industrial buildings                                          14            15
Other                                                         16            13
                                                             ---           ---
Total                                                        100%          100%
                                                             ---           ---

The carrying amounts and fair values of First mortgage loans on real estate at Dec. 31 are below. The fair values are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar maturities.

                                                          2001                     2000
                                                  Carrying      Fair        Carrying      Fair
                                                   amount       value        amount       value
First mortgage loans on real estate               $345,369     $348,873     $359,319     $356,283
Reserve for losses                                  (1,935)          --         (744)          --
                                                  --------     --------     --------     --------
Net first mortgage loans on
  real estate                                     $343,434     $348,873     $358,575     $356,283
                                                  --------     --------     --------     --------

At Dec. 31, 2001 and 2000, commitments for fundings of first mortgage loans, at market interest rates, aggregated $7,100 and $1,200, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

5. CERTIFICATE RESERVES
Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, were as follows:

                                                                  2001
                                                                 Average       Average
                                                                  gross      additional
                                                  Reserve      accumulation    credit
                                                  balance         rate          rate
Installment certificates:
Reserves to mature:
   With guaranteed rates                        $   14,367         3.50%         .50%
   Without guaranteed rates (A)                    178,808           --         3.94
Additional credits and accrued interest              5,082         3.18           --
Advance payments and accrued interest (C)              645         3.26          .21
Other                                                   33           --           --
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                           104,025         3.20          .24
   Without guaranteed rates (A) and (D)          3,796,799           --         2.71
Additional credits and accrued interest             59,948         3.12           --

Due to unlocated certificate holders                   219           --           --
                                                    ------         ----         ----
Total                                           $4,159,926
                                                ----------

                                                                  2000
                                                                 Average       Average
                                                                  gross      additional
                                                  Reserve      accumulation    credit
                                                  balance         rate          rate
Installment certificates:
Reserves to mature:
   With guaranteed rates                        $   16,217        3.50%        1.65%
   Without guaranteed rates (A)                    199,754           --         4.13
Additional credits and accrued interest              7,088         3.17           --
Advance payments and accrued interest (C)              697         3.22         1.93
Other                                                   55           --           --
Fully paid certificates:
Reserves to mature:
   With guaranteed rates                           113,194         3.20         1.78
   Without guaranteed rates (A) and (D)          3,424,638           --         3.06
Additional credits and accrued interest             69,155         3.12           --
Due to unlocated certificate holders                   261           --           --
                                                    ------         ----         ----
Total                                           $3,831,059
                                                ----------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 2001, $1,123 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26%. AECC has increased the rate of accrual to 4.00% through April 30, 2003. An appropriation of retained earnings amounting to $15 has been made, which represents the estimated additional accrual that will result from the increase granted by AECC.

D) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 12 months and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 2001 and 2000 was $1,095,531 and $1,063,383, respectively.

E) Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at Dec. 31, consisted of the following:

                                                                 2001                         2000
                                                       Carrying        Fair         Carrying        Fair
                                                        amount         value         amount         value
Reserves with terms of one year or less               $3,867,493     $3,872,897     $3,576,811    $3,575,189
Other                                                    292,433        301,621        254,248       254,499
                                                         -------        -------        -------       -------
Total certificate reserves                             4,159,926      4,174,518      3,831,059     3,829,688
Unapplied certificate transactions                         2,152          2,152          1,255         1,255
Certificate loans and accrued interest                   (22,054)       (22,054)       (25,843)      (25,843)
                                                         -------        -------        -------       -------
Total                                                 $4,140,024     $4,154,616     $3,806,471    $3,805,100
                                                      ----------     ----------     ----------    ----------

6. DIVIDEND RESTRICTION
Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by AECC. This restriction has been removed for 2002 and 2003 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS ($ NOT IN THOUSANDS)
Investment advisory, joint facilities, technology support and treasury services

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of AECC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which AECC pays an outside service fee.

Distribution services
Fees payable to AEFA on sales of AECC's certificates are based upon terms of agreements giving AEFA the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFA may be lowered. For the promotion of the seven-month interest rate term American Express Flexible Savings Certificate which occurred March 7, 2001 to May 8, 2001 and Oct. 31, 2001 to Dec. 11, 2001, the distribution fee was lowered to 0.030% and 0.017%, respectively. For the promotion of the seven- and 13-month interest rate term Flexible Savings Certificate which occurred Aug. 4, 1999 to April 25, 2000, the distribution fee was lowered to 0.067%.

The Aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:

                                                                              Number of
                                                                             certificate
                                                                             years over
                                          Aggregate fees payable                which
                                                                             subsequent
                                                   First       Subsequent    years' fees
                                     Total         year           years      are payable
On sales effective April 30, 1997    $25.00         $2.50         $22.50         9
                                     ------         -----         ------         -

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625% of the purchase price at the time of issuance and 0.0625% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08% of the purchase price at the time of issuance and 0.08% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20% of the purchase price at time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165% of the initial payment on issue date of the certificate and 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFA, and American Express Market Strategy Certificates are paid at a rate of 0.90%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90%. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificate are paid at a rate of 1.00% of the initial investment on the first day of each certificate's term and 1.00% of the certificate's reserve at the beginning of each subsequent term.

Depository fees
The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account                    5 cents per $1,000 of assets on deposit
Transaction charge                                $20 per transaction
Security loan activity:
   Depositary Trust Company receive/deliver       $20 per transaction
   Physical receive/deliver                       $25 per transaction
   Exchange collateral                            $15 per transaction

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees
The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is 1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80% on an amount from $250,000 to $499,999, 0.65% on an amount from $500,000 to $999,999 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Transfer agent fees
The basis of computing Transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective Jan. 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends
The Company paid a $167 million dividend to its parent, American Express Financial Corporation by transferring at book value certain Collateralized Debt Obligation (CDO) securities owned by the Company. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust.

8. INCOME TAXES
Income tax benefit (expense) as shown in the Statements of Operations for the three years ended Dec. 31, consists of:

                                                          2001           2000          1999
Federal:
  Current                                               $26,007       $ 8,586        $(5,978)
  Deferred                                                9,792        (4,941)         1,063
                                                          -----        ------          -----
                                                         35,799         3,645         (4,915)
State                                                      (120)         (120)          (137)
                                                           ----          ----           ----
Total income tax benefit (expense)                      $35,679       $ 3,525        $(5,052)
                                                        -------       -------        -------

Income tax benefit (expense) differs from that computed by using the U.S.
Statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                                          2001           2000          1999
Federal tax benefit (expense) at U.S. statutory rate    $30,752       $(4,554)      $(13,932)
Dividend exclusion                                        4,971         8,064          8,730
Tax-exempt interest                                          41            82            264
Other, net                                                   35            53             23
                                                             --            --             --
Federal tax benefit (expense)                           $35,799       $ 3,645       $ (4,915)
                                                        -------       -------       --------

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's Deferred tax assets and Deferred tax liabilities as of Dec. 31, are as follows:

Deferred tax assets                                        2001          2000
Investment reserves                                     $13,723        $ 5,081
Certificate reserves                                      5,743          1,869
Investment unrealized losses                                 --         28,251
Investments                                                 546            646
Other, net                                                  160             18
                                                            ---             --
Total deferred tax assets                               $20,172        $35,865
                                                        -------        -------

Deferred tax liabilities
Investment unrealized gains                             $12,389         $   --
Deferred distribution fees                                2,721          3,255
Purchased/written call options                            5,227          1,523
Dividends receivable                                        196            543
Return of capital dividends                                  43             43
                                                             --             --
Total deferred tax liabilities                           20,576          5,364
                                                         ------          -----
Net deferred tax (liabilities) assets                   $  (404)       $30,501
                                                        -------        -------

AECC is required to establish a valuation allowance for any portion of the Deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the Deferred tax assets and, therefore, no such valuation allowance has been established.

9. DERIVATIVE FINANCIAL INSTRUMENTS
AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. The Company enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offered Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. The Company's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of rising interest rates on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay the counterparty to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in OCI. Amounts are reclassified from OCI to Investment expenses as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in Accounts payable and accrued liabilities on the balance sheet.

For the year ended Dec. 31, 2001, AECC recognized no losses on the derivatives as a result of ineffectiveness. During 2001, $17,616 of unrealized net losses accumulated in OCI were reclassified into earnings. An estimated $8,000 of the unrealized losses accumulated in OCI related to derivatives designated as cash flow hedges will be reclassified into earnings by Dec. 31, 2002. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is approximately one year.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate, that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in Other qualified assets and Accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives are included under Certificate reserves. The gains and losses on the options, futures and embedded derivative instruments are recognized in Investment expenses on the statement of operations.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, the cash flow and income effects of the derivatives are generally inverse to the effects of the underlying hedged transactions.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS
AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to Parent and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                                   2001                         2000
                                                          Carrying        Fair         Carrying        Fair
                                                            value         value          value         value
Financial assets:
  Assets for which carrying values
   approximate fair values                              $   132,303    $   132,303    $   107,309   $   107,309
  Investment securities (note 3)                          4,073,901      4,073,901      3,440,682     3,443,630
  First mortgage loans on real estate (note 4)              343,434        348,873        358,575       356,283
  Derivative financial instruments (note 9)                  48,393         48,393         53,015        33,108

Financial liabilities:
  Liabilities for which carrying values
   approximate fair values                                  179,080        179,080          4,516         4,516
  Certificate reserves (note 5)                           4,140,024      4,154,616      3,806,471     3,805,100
  Derivative financial instruments (note 9)                  32,558         32,558         27,822        15,996
                                                          ---------      ---------      ---------     ---------

Quick telephone reference*

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

* You may experience delays when call volumes are high.

(logo)
American
 Express

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474

(800) 862-7919
(612) 671-3131

Distributed by

American Express
Financial Advisors Inc.



Investment Company Act File #811-00002



                                                                 S-6040 G (5/02)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1999          American Express Special Deposits                  50,132,542.00
2000          American Express Special Deposits                  29,882,177.00
2001          American Express Special Deposits                  11,585,244.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998,
$877,981.60 in 1999, and $807,408.63 in 2000.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

 4.               Not Applicable.

 5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6. through 9. --  None.

10.         (a)   Investment   Advisory   and   Services   Agreement   between
                  Registrant and  American Express Financial Corporation dated
                  March 6, 2002, filed  electronically as Exhibit 10(a) to
                  Registrant's Post-Effective Amendment No. 51 to Registration
                  Statement No. 2-55252, is incorporated herein by reference.

            (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (i)   Consulting  Agreement  dated December 12, 1994,  between IDS
                  Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as
                  Exhibit 10p(2) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

         (r) Letter of Representations, dated August 22, 2000, between Registrant and The Depository Trust Company, filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

11. through 22. -- None.

23. Consent of Independent Auditors' Report is filed electronically herewith.

24.         (a)   Officers'  Power of Attorney  dated March 6, 2002, filed
                  electronically as Exhibit 24(a) to Post-Effective Amendment
                  No. 51 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (b) Directors' Power of Attorney dated March 6, 2002, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252 is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company (formerly IDS Certificate Company), filed electronically as
         Exhibit 16(b) in Post-Effective Amendment No. 51 to Registration Statement No. 2-55252, are incorporated by reference.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 26, 2002.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer*
                                                  -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 26, 2002.


Signature                          Capacity

/s/ Paula R. Meyer* **             President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ David L. Yowan   *             Vice President and Treasurer
----------------------             (Principal Financial Officer)
    David L. Yowan

/s/ Philip C. Wentzel*             Vice President and Controller
----------------------             (Principal Accounting Officer)
    Philip C. Wentzel

/s/ Rodney P. Burwell**            Director
-----------------------
    Rodney P. Burwell

                                   Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney**           Director
------------------------
    Thomas R. McBurney

/s/ Kent M. Bergene**              Director
---------------------
    Kent M. Bergene

/s/ Walter S. Berman**             Director
----------------------
    Walter S. Berman

 * Signed pursuant to Officers' Power of Attorney dated March 6, 2002, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252 by:





/s/ Eileen J. Newhouse
----------------------
    Eileen J. Newhouse




** Signed pursuant to Directors'  Power of Attorney dated March 6, 2002, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 51 to Registrantion Statement No. 2-55252, by:





/s/ Eileen J. Newhouse
----------------------
    Eileen J. Newhouse